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Exhibit 10.13

CONFORMED COPY

SECOND AMENDMENT

        SECOND AMENDMENT, dated as of October 23, 2001 (this "Amendment"), to the CREDIT AND GUARANTEE AGREEMENT, dated as of October 24, 2000 (as amended, supplemented or otherwise modified, the "Credit and Guarantee Agreement"), among NORTHWEST AIRLINES CORPORATION, a Delaware corporation ("Holdings"), NORTHWEST AIRLINES HOLDINGS CORPORATION, a Delaware corporation ("NWAC"), NWA INC., a Delaware corporation ("NWA") (Holdings, NWAC and NWA collectively referred to hereafter as the "Guarantors"), NORTHWEST AIRLINES, INC., a Minnesota corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit and Guarantee Agreement (the "Lenders"), CREDIT LYONNAIS NEW YORK BRANCH and ABN AMRO BANK N.V., as co-documentation agents (in such capacities, the "Co-Documentation Agents"), CITICORP USA, INC. and U.S. BANK NATIONAL ASSOCIATION, as co-arrangers (in such capacities, the "Co-Arrangers"), BANKERS TRUST COMPANY, as syndication agent (in such capacity, the "Syndication Agent"), THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent"), and J.P. MORGAN SECURITIES INC. and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and joint bookrunners (in such capacities, the "Joint Lead Arrangers").

W I T N E S S E T H:

        WHEREAS, the Guarantors, the Borrower, the Lenders, the Administrative Agent, the Co-Documentation Agents, the Co-Arrangers, the Syndication Agent and the Joint Lead Arrangers are parties to the Credit and Guarantee Agreement; and

        WHEREAS, the Borrower and the Guarantors have requested that the Credit and Guarantee Agreement be amended as set forth herein;

        NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

        SECTION 1.    Defined Terms.    Terms defined in the Credit and Guarantee Agreement and used herein shall have the meanings given to them in the Credit and Guarantee Agreement.

        SECTION 2.    Amendments to Credit Agreement.

        (a)    Amendments to Section 1.1.    Section 1.1 of the Credit and Guarantee Agreement is hereby amended as follows:

            (i)  Section 1.1 of the Credit and Guarantee Agreement is hereby amended by replacing the following defined terms in their entirety as follows:

            "Agents":  the collective reference to the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Co-Arrangers, the Administrative Agent and the Collateral Agent.

            "Applicable Rate":  for each Type of Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Applicable Rate for ABR Loans," "Applicable Rate for Eurodollar Loans" or "Commitment Fee Rate," as the case may be, based upon the ratings by the Rating Agencies, applicable on such date to the Index Debt; provided, however, to the extent that either Rating Agency ceases to rate the Index Debt for any reason, then the rating of the Borrower by such Rating Agency with respect to the senior unsecured debt of the Borrower (without any credit enhancement and based upon an actual issuance of senior secured debt and not upon an "implied" rating):

Category	Index Debt Ratings	Applicable Rate for ABR Loans	Applicable Rate for Eurodollar Loans	Commitment Fee Rate
1	>Ba1/BB+	0.500%	1.500%	0.275%
2	Ba1/BB+	0.750%	1.750%	0.325%
3	Ba2/BB	1.000%	2.000%	0.350%
4	Ba3/BB-	1.500%	2.500%	0.500%
5	<Ba3/BB-	2.000%	3.000%	0.500%

          In the event both Rating Agencies cease to rate the Index Debt and the senior unsecured debt of the Borrower for any reason, then the Category 5 rating set forth above shall be applicable for purposes of determining the Applicable Rate. In the event the ratings of the Rating Agencies correspond to different levels on the above table, the higher rating shall be used to determine the Applicable Rate.

          Any necessary adjustment of the Applicable Rate pursuant to the terms hereof as a result of a change in the rating of Index Debt shall be effective as of the date the applicable rating is first announced by the applicable Rating Agency.

          In the event that an Appraisal furnished pursuant to Section 6.2(f) discloses that the Coverage Test is not satisfied (a "Coverage Event"), unless within 30 days after the date of such Appraisal, (I) the Borrower shall designate additional assets as Pool Assets to the extent that, after giving effect to such designation and after giving effect to the Appraised Value of the Pool Assets, based on the most recently delivered Appraisals with respect to assets already constituting Pool Assets and based on an Appraisal performed at the time of such addition with respect to assets being added to Pool Assets (and Schedule 7.5 shall be modified to reflect such addition), the Coverage Test shall be satisfied, provided that (1) at the time of such addition, the Lenders shall have received a certificate of a Responsible Officer of the Borrower certifying that the conditions set forth in this paragraph shall have been satisfied after giving effect to such addition and attaching thereto any Appraisals not previously delivered to the Lenders and (2) the asset being added shall constitute a "pacific route authority" or a Stage III Aircraft or (II) the Borrower shall prepay Loans and Pari Passu Secured Indebtedness and cash collateralize outstanding Letters of Credit in accordance with Section 3.2(a) to the extent necessary to comply with the Coverage Test (with any such prepayment of Loans and/or cash collateralization of outstanding Letters of Credit being in an aggregate amount at least equal to the Allocable Prepayment Percentage of the aggregate amount of such prepayments and cash collateralizations so required), then the "Applicable Rate for ABR Loans" and the "Applicable Rate for Eurodollar Loans" shall include, until such time as the Coverage Test is subsequently satisfied, the Additional Rate Amount based on the Total Appraised Value Ratio in effect from time to time as set forth below:

Total Appraised Value Ratio	Additional Rate Amount
>2.0	0.25%
>1.75 but ≤2.0	0.50%
≤1.75	1.00%

            "Index Debt":  the debt of the Borrower pursuant to the Revolving Commitments.

            "Loan Documents":  this Agreement, each Security Document and any Notes.

          (ii)  Section 1.1 of the Credit and Guarantee Agreement is hereby amended by adding the following terms in the appropriate alphabetical order as follows:

            "Aircraft Collateral":  all "Collateral" as defined in the Aircraft Mortgage Agreement.

            "Aircraft Mortgage Agreement":  the Aircraft Mortgage and Security Agreement executed and delivered by the Borrower in connection with the Second Amendment, as the same may be amended, supplemented or otherwise modified from time to time.

            "Allocable Commitment Percentage":  at any time, the ratio (expressed as a percentage) of (i) the sum of (a) the Total Revolving Commitments at such time and (b) the aggregate outstanding principal amount of all Term-Out Loans at such time to (ii) the sum of (x) the Total Revolving Commitments at such time, (y) the aggregate outstanding principal amount of all Term-Out Loans at such time and (z) the sum, without duplication, of (i) any Pari Passu Commitments at such time and (ii) the aggregate outstanding principal amount of Pari Passu Secured Indebtedness at such time.

            "Allocable Prepayment Percentage":  at any time, the ratio (expressed as a percentage) of (i) the Total Revolving Extensions of Credit at such time to (ii) the sum of the Total Revolving Extensions of Credit at such time plus the aggregate outstanding principal amount of any Pari Passu Secured Indebtedness at such time.

            "Augmenting Five-Year Lender":  as defined in Section 2.18.

            "Augmenting Lenders":  as defined in Section 2.18.

            "Augmenting Tranche B Lender":  as defined in Section 2.18.

            "Cash Liquidity":  at any time, the sum of (i) unrestricted cash and cash equivalents of Holdings and its Subsidiaries at such time, (ii) unrestricted short term investments of Holdings and its Subsidiaries at such time, (iii) up to $100,000,000 in the aggregate of restricted cash and cash equivalents of Holdings and its Subsidiaries at such time and restricted short term investments of Holdings and its Subsidiaries at such time, (iv) the Available Five-Year Revolving Commitments, (v) the Available Tranche A Revolving Commitments and (vi) the Available Tranche B Revolving Commitments.

            "Collateral":  collectively, the Aircraft Collateral and the Route Collateral.

            "Collateral Agent":  The Chase Manhattan Bank, in its capacity as Collateral Agent.

            "Coverage Event":  as defined in the definition of Applicable Rate.

            "Five-Year Revolving Commitment Increase":  as defined in Section 2.18.

            "Increase Notice":  as defined in Section 2.18.

            "Increasing Five-Year B Lender":  as defined in Section 2.18.

            "Increasing Tranche B Lender":  as defined in Section 2.18.

            "Increasing Lenders":  as defined in Section 2.18.

            "Initial Five-Year Loans":  as defined in Section 2.18.

            "Non-Increasing Five-Year Lender":  as defined in Section 2.18.

            "Non-Increasing Lenders":  as defined in Section 2.18.

            "Non-Increasing Tranche B Lender":  as defined in Section 2.18.

            "Pari Passu Secured Indebtedness":  as defined in Section 7.3(f).

            "Pari Passu Commitments":  at any time, the amount of unfunded lending commitments under any Pari Passu Secured Indebtedness at such time.

            "Permitted Liens":  as defined in Section 7.3.

            "Proposed Effective Date":  as defined in Section 2.18.

            "Removed Pool Assets":  assets which are no longer Pool Assets as a result of such assets either (a) having been removed from the Pool Assets in accordance with Section 7.5(a)(ii) hereof or (b) having been involuntarily disposed of (whether by loss of property due to theft, destruction, confiscation, prohibition or use, any similar event or otherwise).

            "Replacement Airframe":  an aircraft (except Engines (as defined in the Aircraft Mortgage Agreement) or engines from time to time installed thereon) which shall have been made subject to the Lien of the Aircraft Mortgage Agreement pursuant to Section 3.4 or 3.5 thereof.

            "Replacement Engine":  an aircraft engine suitable for installation and use on the relevant Airframe (as defined in the Aircraft Mortgage Agreement) and which has a value, utility and remaining useful life (except for maintenance cycle condition) at least equal to the Engine (as defined in the Aircraft Mortgage Agreement) which it is replacing, assuming such Engine was of the value, utility and remaining useful life (except for maintenance cycle condition) required by the terms of the Aircraft Mortgage Agreement, and which shall have been made subject to the Lien of the Aircraft Mortgage Agreement pursuant to Section 3.4 or 3.5 thereof.

            "Replacement Route":  a Route which has a value at least equal to the Route which it is replacing and which shall have been made subject to the pledge of the Route Security Agreement pursuant to Section 1 thereof, subject to the satisfactory review of the Administrative Agent.

            "Required Commitment Reduction":  as defined in Section 3.2(b).

            "Required Prepayment":  as defined in Section 3.2(a).

            "Route Collateral":  all of the "Collateral" as defined in the Route Security Agreement.

            "Route Security Agreement":  the Route Security Agreement executed and delivered by the Borrower in connection with the Second Amendment, as the same may be amended, supplemented or otherwise modified from time to time.

            "Second Amendment":  the Second Amendment to this Agreement dated as of October 23, 2001.

            "Secured Creditors":  the Lenders, the Administrative Agent and the Collateral Agent.

            "Security Documents":  the collective reference to the Aircraft Mortgage Agreement and the Route Security Agreement, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

            "Subsequent Five-Year Loans":  as defined in Section 2.18.

            "Subsequent Tranche B Loans":  as defined in Section 2.18.

            "Term Conversion Date":  as defined in Section 2.8(c).

            "Term-Out Lender":  as defined in Section 2.8(c).

            "Total Appraised Value":  as of any date of determination, the value as of such date of all Pool Assets other than Removed Pool Assets.

            "Total Appraised Value Ratio":  at any time, the ratio of (a) Total Appraised Value (determined as of the then most recent Appraisal of the Pool Assets) to (b) the sum of the Total Revolving Commitments and any Pari Passu Secured Indebtedness (for purposes of this definition, Pari Passu Secured Indebtedness shall include any unfunded commitments to provide Pari Passu Secured Indebtedness under the definitive documentation relating thereto).

            "Tranche B Increase Effective Date":  as defined in Section 2.18.

            "Tranche B Revolving Commitment Increase":  as defined in Section 2.18.

        (b)    Amendments to Section 2.8.    Section 2.8 of the Credit and Guarantee Agreement is hereby amended by adding a new subsection (c) immediately after subsection (b) as follows:

          "(c) In the event the Administrative Agent receives a request (which request shall be irrevocable) not more than 30 days after the date in October 2001 on which the Tranche B Revolving Loans of a Tranche B Lender are converted to Term-Out Loans (such date, the "Term Conversion Date") from such Lender (each such Lender, a "Term-Out Lender") requesting the conversion of such Term-Out Lender's Term-Out Loans to Tranche B Revolving Commitments hereunder in an aggregate amount equal to the aggregate principal amount of such Term-Out Loans, then, subject to the approval of the Borrower and the Administrative Agent, the aggregate principal amount of such Term-Out Loans owing to such Term-Out Lender shall be converted to Tranche B Revolving Commitments hereunder. Upon the conversion of any Term-Out Loans to Tranche B Revolving Commitments hereunder, the Administrative Agent is authorized to request Borrowings and/ or make prepayments on a non-ratable basis solely for the purpose of causing the Lenders to comply with the requirements of the ratability provisions of this Agreement. Any such conversion of Term-Out Loans to Tranche B Revolving Commitments hereunder shall be effective on the date that the Borrower and the Administrative Agent shall notify the relevant Term-Out Lender of the approval of such request.

        (c)    Amendments to Section 2.    Section 2 of the Credit and Guarantee Agreement is hereby amended by adding a new Section 2.18 immediately after subsection Section 2.17, as follows:

          "Section 2.18.    Increase in Commitments.    (a) The Borrower may at any time and from time to time prior to the Five-Year Revolving Termination Date or Tranche B Revolving Termination Date, as applicable, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the total Five-Year Revolving Commitments and/or the Tranche B Revolving Commitments be increased by an amount, in the aggregate, not exceeding $150,000,000. Each such notice shall set forth the amount of the requested increase in the Total Five-Year Revolving Commitments or the Total Tranche B Revolving Commitments, as the case may be, and the date (the "Proposed Effective Date") on which such increase is requested to become effective (which shall be not less than 30 days after the date of such notice), and shall offer each Lender the opportunity to increase its (i) Five-Year Revolving Commitment by its Five-Year Revolving Percentage of the proposed increase in the amount of the Total Five-Year Revolving Commitments or (ii) Tranche B Revolving Commitment by its Tranche B Revolving Percentage of the proposed increase in the amount of the Total Tranche B Revolving Commitments. Each Lender shall, by notice to the Borrower and the Administrative Agent given not less than 15 days prior to the Proposed Effective Date, either agree to increase its Five-Year Revolving Commitment or Tranche B Revolving Commitment, as the case may be, by all or a portion of the offered amount (each (i) Lender so agreeing to an increase in its Five-Year Revolving Commitment being an "Increasing Five-Year Lender" and (ii) Lender so agreeing to an increase in its Tranche B Revolving Commitment being an "Increasing Tranche B Lender", and the

  Increasing Five-Year Lenders and the Increasing Tranche B Lenders being collectively referred to as "Increasing Lenders") or decline to increase its Five-Year Revolving Commitment or Tranche B Revolving Commitment, as the case may be (and any Lender that does not deliver such a notice within such period shall be deemed to have declined to increase its Five-Year Revolving Commitment or Tranche B Revolving Commitment, as the case may be) (each Lender so declining or deemed to have declined an increase in its Five-Year Revolving Commitment being a "Non-Increasing Five-Year Lender" and each Lender so declining or deemed to have declined an increase in its Tranche B Revolving Commitment being a "Non-Increasing Tranche B Lender", as the case may be, and the Non-Increasing Five-Year Lenders and Non-Increasing Tranche B Lenders being collectively referred to herein as "Non-Increasing Lenders"). In the event that, on the 15th day prior to the Proposed Effective Date, the Lenders shall have agreed pursuant to the preceding sentence to increase their Five-Year Revolving Commitments or Tranche B Revolving Commitments, as the case may be, by an aggregate amount less than either the increase in the Total Five-Year Revolving Commitments or Tranche B Revolving Commitments, as the case may be, requested by the Borrower, the Borrower may arrange for one or more banks, financial institutions or other entities (any such banks, financial institutions or other entities referred to in this paragraph being called (i) in the case of an increase in the Five-Year Revolving Commitments, an "Augmenting Five-Year Lender" and (ii) in the case of an increase in the Tranche B Revolving Commitments, an "Augmenting Tranche B Lender", and the Augmenting Five-Year Lenders and Augmenting Tranche B Lenders, collectively referred to herein as the "Augmenting Lenders"), which may include any Lender, to extend Five-Year Revolving Commitments or Tranche B Revolving Commitments, as the case may be, or increase their existing Five-Year Revolving Commitments or Tranche B Revolving Commitments, as the case may be, in an aggregate amount equal to the unsubscribed amount for such type of Commitment, provided that (i) each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Borrower and the Administrative Agent (which approvals shall not be unreasonably withheld) and (ii) the Borrower and each applicable Increasing Lender or Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Five-Year Revolving Commitment or Tranche B Revolving Commitment, as the case may be, and its status as a Lender. Increases and new Commitments created pursuant to this clause shall become effective on the Proposed Effective Date (or such later date as shall be agreed by the Borrower, the Administrative Agent and the relevant Lender) and the Administrative Agent shall notify each affected Lender thereof (each such notice, an "Increase Notice"). Notwithstanding the foregoing, no increase in the Total Five-Year Revolving Commitments or the Total Tranche B Revolving Commitments, as the case may be (or in the Five-Year Revolving Commitment or Tranche B Revolving Commitment of any Lender), shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, the conditions set forth in paragraphs (a) and (b) of Section 5.2 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Closing Date under paragraphs (d) and (e) of Section 5.1 as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase.

          (b)  On the effective date (a "Five-Year Increase Effective Date") of any increase in the Total Five-Year Revolving Commitments pursuant to paragraph (a) above (each a "Five-Year Revolving Commitment Increase"), (i) the aggregate principal amount of the Five-Year Revolving Loans outstanding (the "Initial Five-Year Loans") immediately prior to giving effect to such Five-Year Revolving Commitment Increase on the related Five-Year Increase Effective Date shall be deemed to be paid, (ii) each Increasing Five-Year Lender and each Augmenting Five-Year Lender that shall have been a Lender prior to such Five-Year Revolving Commitment Increase shall pay to the

  Administrative Agent in same day funds an amount equal to the difference between (A) the product of (I) such Lender's Five-Year Revolving Percentage (calculated after giving effect to such Five-Year Revolving Commitment Increase but prior to the making of the related Subsequent Five-Year Loans) multiplied by (II) the amount of the related Subsequent Five-Year Loans and (B) the product of (I) such Lender's Five-Year Revolving Percentage (calculated without giving effect to such Five-Year Revolving Commitment Increase, the deemed payment of the Initial Five-Year Loans and the making of the related Subsequent Five-Year Loans) multiplied by (II) the amount of such Initial Five-Year Loans, (iii) each Augmenting Five-Year Lender that shall not have been a Lender prior to such Five-Year Revolving Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to the product of (a) such Augmenting Five-Year Lender's Five-Year Revolving Percentage (calculated after giving effect to such Five-Year Revolving Commitment Increase and the deemed payment of the Initial Five-Year Loans but prior to the making of the related Subsequent Five-Year Loans) multiplied by (b) the amount of such Subsequent Five-Year Loans, and (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Non-Increasing Five-Year Lender the portion of such funds that is equal to the difference between (A) the product of (I) such Non-Increasing Five-Year Lender "s Five-Year Revolving Percentage (calculated without giving effect to such Five-Year Revolving Commitment Increase, the deemed payment of the Initial Five-Year Loans and the making of the related Subsequent Five-Year Loans) multiplied by (II) the amount of such Initial Five-Year Loans, and (B) the product of (I) such Non-Increasing Five-Year Lender's Five-Year Revolving Percentage (calculated after giving effect to such Five-Year Revolving Commitment Increase and the deemed payment of the Initial Five-Year Loans but prior to the making of the related Subsequent Five-Year Loans) multiplied by (II) the amount of the related Subsequent Five-Year Loans, (v) after the effectiveness of such Five-Year Revolving Commitment Increase, the Lenders shall be deemed to have made new Five-Year Loans (the "Subsequent Five-Year Loans") pursuant to Section 2.1 in an aggregate principal amount equal to the aggregate principal amount of such Initial Five-Year Loans and of the Type and for the Interest Periods specified in a borrowing request delivered to the Administrative Agent in accordance with Section 2.4, (vi) each Non-Increasing Five-Year Lender, each Increasing Five-Year Lender and each Augmenting Five-Year Lender shall be deemed to hold its Five-Year Revolving Percentage of each related Subsequent Five-Year Loans (calculated after giving effect to such Five-Year Revolving Commitment Increase and the deemed payment of the Initial Five-Year Loans, but prior to the making of the related Subsequent Five-Year Loans) and (vii) the Borrower shall pay each Increasing Five-Year Lender and each Non-Increasing Five-Year Lender any and all accrued but unpaid interest on such Initial Five-Year Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 3.11 if the relevant Five-Year Increase Effective Date occurs other than on the last day of the Interest Period relating thereto.

          (c)  On the effective date (a "Tranche B Increase Effective Date") of any increase in the Total Tranche B Revolving Commitments pursuant to paragraph (a) above (each a "Tranche B Revolving Commitment Increase"), (i) the aggregate principal amount of the Tranche B Revolving Loans outstanding (the "Initial Tranche B Loans") immediately prior to giving effect to such Tranche B Revolving Commitment Increase on the related Tranche B Increase Effective Date shall be deemed to be paid, (ii) each Increasing Tranche B Lender and each Augmenting Tranche B Lender that shall have been a Lender prior to such Tranche B Revolving Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (I) such Lender's Tranche B Revolving Percentage (calculated after giving effect to such Tranche B Revolving Commitment Increase but prior to the making of the related Subsequent Tranche B Loans) multiplied by (II) the amount of the related Subsequent Tranche B Loans and (B) the product of (I) such Lender's Tranche B Revolving Percentage

  (calculated without giving effect to such Tranche B Revolving Commitment Increase, the deemed payment of the Initial Tranche B Loans and the making of the related Subsequent Tranche B Loans) multiplied by (II) the amount of such Initial Tranche B Loans, (iii) each Augmenting Tranche B Lender that shall not have been a Lender prior to such Tranche B Revolving Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to the product of (a) such Augmenting Tranche B Lender's Tranche B Revolving Percentage (calculated after giving effect to such Tranche B Revolving Commitment Increase and the deemed payment of the Initial Tranche B Loans but prior to the making of the related Subsequent Tranche B Loans) multiplied by (b) the amount of such Subsequent Tranche B Loans, and (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Non-Increasing Tranche B Lender the portion of such funds that is equal to the difference between (A) the product of (I) such Non-Increasing Tranche B Lender's Tranche B Revolving Percentage (calculated without giving effect to such Tranche B Revolving Commitment Increase, the deemed payment of the Initial Tranche B Loans and the making of the related Subsequent Tranche B Loans) multiplied by (II) the amount of such Initial Tranche B Loans, and (B) the product of (I) such Non-Increasing Tranche B Lender's Tranche B Revolving Percentage (calculated after giving effect to such Tranche B Revolving Commitment Increase and the deemed payment of the Initial Tranche B Loans but prior to the making of the related Subsequent Tranche B Loans) multiplied by (II) the amount of the related Subsequent Tranche B Loans, (v) after the effectiveness of such Tranche B Revolving Commitment Increase, the Lenders shall be deemed to have made new Tranche B Loans (the "Subsequent Tranche B Loans") pursuant to Section 2.3 in an aggregate principal amount equal to the aggregate principal amount of such Initial Tranche B Loans and of the Type and for the Interest Periods specified in a borrowing request delivered to the Administrative Agent in accordance with Section 2.4, (vi) each Non-Increasing Tranche B Lender, each Increasing Tranche B Lender and each Augmenting Tranche B Lender shall be deemed to hold its Tranche B Revolving Percentage of each related Subsequent Tranche B Loans (calculated after giving effect to such Tranche B Revolving Commitment Increase and the deemed payment of the Initial Tranche B Loans, but prior to the making of the related Subsequent Tranche B Loans) and (vii) the Borrower shall pay each Increasing Tranche B Lender and each Non-Increasing Tranche B Lender any and all accrued but unpaid interest on such Initial Tranche B Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 3.11 if the relevant Tranche B Increase Effective Date occurs other than on the last day of the Interest Period relating thereto."

        (d)    Amendments to Section 3.2.    Section 3.2 of the Credit and Guarantee Agreement is hereby replaced in its entirety with the following:

          "(a) To the extent any prepayment of Loans and/or cash collateralization of Letters of Credit are required as a result of a Coverage Event or pursuant to Section 7.5(a)(iii), such amounts shall be applied, first, to prepay the Five-Year Revolving Loans (and to the extent there are no Five-Year Revolving Loans outstanding, cash collateralize any outstanding Letters of Credit) and second, to prepay the Tranche A Revolving Loans, the Tranche B Revolving Loans and any outstanding Term-Out Loans, ratably. The application of any prepayment pursuant to this Section 3.2(a) shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 3.2(a) (except in the case of Revolving Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount so prepaid.

          (b)  To the extent any reduction of the Commitments is required pursuant to Section 7.5(a)(iii) or 7.5(a)(iv), the Borrower shall reduce the Revolving Commitments, prepay Loans and cash collateralize outstanding Letters of Credit and such Commitment reductions shall be applied first, to reduce permanently the Five-Year Revolving Commitments and second, to reduce permanently the Tranche A Revolving Commitments and Tranche B Revolving Commitments and prepay any outstanding Term-Out Loans, ratably. Any such reduction of the Five-Year Revolving Commitments shall be accompanied by the prepayment of Five-Year Revolving Loans to the extent, if any, that the Total Five-Year Revolving Extensions of Credit plus the aggregate principal amount of Competitive Loans then outstanding exceed the aggregate amount of the Total Five-Year Revolving Commitments as so reduced, provided that if the aggregate amount of Five-Year Revolving Loans then outstanding are less than the amount of such excess (because of outstanding L/C Obligations), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the relevant Lenders on terms and conditions satisfactory to the Administrative Agent, provided, further, that, if after giving effect to the foregoing, the aggregate principal amount of Competitive Loans then outstanding exceeds the aggregate amount of the Total Five-Year Revolving Commitments as so reduced, the Borrower shall, to the extent of such excess, deposit an amount in a cash collateral account established with the Administrative Agent for the benefit of the relevant Lenders on terms and conditions satisfactory to the Administrative Agent. Any such reduction of the Tranche A Revolving Commitments shall be accompanied by the prepayment of Tranche A Revolving Loans to the extent, if any, that the Total Tranche A Revolving Extensions of Credit exceed the aggregate amount of the Total Tranche A Revolving Commitments as so reduced. Any such reduction of the Tranche B Revolving Commitments shall be accompanied by the prepayment of Tranche B Revolving Loans to the extent, if any, that the Total Tranche B Revolving Extensions of Credit exceed the aggregate amount of the Total Tranche B Revolving Commitments as so reduced. The application of any prepayment pursuant to this Section 3.2(b) shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 3.2(b) (except in the case of Revolving Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid."

        (e)    Amendments to Section 4.2.    Section 4.2 of the Credit and Guarantee Agreement is hereby replaced in its entirety with the following:

          "4.2    No Change.    Since October 1, 2001, there has been no material adverse change in the financial condition or results of operations of any Loan Party."

        (f)    Amendments to Section 6.2(f).    Section 6.2(f) of the Credit and Guarantee Agreement is hereby replaced in its entirety with the following:

          "(f)  (i) on April 24, 2003 and on each one year anniversary thereof and (ii) to the extent an appraisal of Pool Assets is required by any Augmenting Lender in connection with any increase in Commitments pursuant to Section 2.18 or by the provider of any Pari Passu Secured Indebtedness, an Appraisal of the Collateral; and"

        (g)    Amendments to Section 6.    Section 6 of the Credit and Guarantee Agreement is hereby amended by adding Section 6.12 as follows:

          "6.12    Security Interests.    The Borrower shall perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing under the provisions of the UCC or the Federal Aviation Act and the rules and regulations thereunder, which are necessary in order to maintain in favor of the Collateral Agent for the benefit of the Secured Creditors a valid and perfected Lien on the Collateral, subject to no other Liens except for Permitted Liens."

        (h)    Amendments to Section 7.1.    Section 7.1 of the Credit and Guarantee Agreement is hereby amended as follows:

            (i)  Section 7.1(a) of the Credit and Guarantee Agreement is hereby replaced in its entirety as follows:

            "(a)    Cash Liquidity.    Permit Cash Liquidity to be less than $750,000,000 at any time."

          (ii)  Section 7.1(b) of the Credit and Guarantee Agreement is hereby replaced in its entirety as follows:

            "(b)    Consolidated EBITDAR to Consolidated Fixed Charges.    Permit the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for (i) the three-month period ended on June 30, 2003, (ii) the six-month period ended on September 30, 2003, (iii) the nine-month period ended December 31, 2003, (iv) the twelve-month period ended March 31, 2004 or (v) after March 31, 2004, any period of four consecutive fiscal quarters ended on the last day of any fiscal quarter, in each case to be less than 1.00 to 1.00."

        (i)    Amendments to Section 7.2.    Section 7.2 of the Credit and Guarantee Agreement is hereby amended as follows:

            (i)  Section 7.2 of the Credit and Guarantee Agreement is hereby amended by replacing the number "500,000,000" with the number "1,500,000,000" in the first paragraph thereof and in paragraphs (c), (d) and (e) thereof.

          (ii)  Section 7.2 of the Credit and Guarantee Agreement is hereby amended by deleting the word "and" at the end of paragraph (e) thereof, adding the word "; and" in place of the period at the end of paragraph (f) thereof and adding a new paragraph (g) as follows:

            "(g) additional Indebtedness of the Borrower in an aggregate principal amount, together with any increase in the Total Five-Year Revolving Commitments or the Total Tranche B Revolving Commitments, or a combination thereof, permitted pursuant to Section 2.18, not exceeding $150,000,000."

        (j)    Amendments to Section 7.3.    Section 7.3 of the Credit and Guarantee Agreement is hereby amended as follows:

            (i)  Section 7.3 of the Credit and Guarantee Agreement is hereby amended by adding the phrase "(Liens described below are herein referred to as "Permitted Liens")" immediately after the words "except for" in the first paragraph of such Section.

          (ii)  Section 7.3 of the Credit and Guarantee Agreement is hereby amended by deleting the word "and" at the end of paragraph (b), changing the period at the end of paragraph (c) to a semicolon and adding new paragraphs (d), (e) and (f) as follows:

            "(d) Liens created pursuant to the Security Documents;

              (e)  Liens securing an amount not to exceed $1,000,000,000; provided that (i) prior to the creation of any such Lien (to the extent such Lien is a Lien on the Pool Assets), the Administrative Agent for the benefit of the Lenders shall have entered into an intercreditor agreement with the parties (or their representative) secured by such Lien pursuant to which such Lien shall be subordinate to the Lien in favor of the Administrative Agent, on terms and conditions satisfactory to the Administrative Agent and (ii) after giving effect to such Lien, no Default or Event of Default shall have occurred and be continuing; and

              (f)    Liens securing Indebtedness permitted pursuant to Section 7.2(g)(which is not incurred pursuant to Section 2.18) ("Pari Passu Secured Indebtedness"); provided that, (i) prior to the creation of any such Lien, the Administrative Agent on behalf of the Lenders shall have entered into an intercreditor agreement with the parties (or their representative) secured by such Lien pursuant to which such Liens shall rank pari passu with the Liens created pursuant to the Security Documents, on terms and conditions satisfactory to the Administrative Agent and (ii) after giving effect to such Lien, no Default or Event of Default shall have occurred and be continuing."

        (k)    Amendments to Section 7.5(a)(ii).    Section 7.5(a)(ii) of the Credit and Guarantee Agreement is hereby amended by inserting the phrase "at any time after April 24, 2003," immediately prior to the phrase "the Borrower may remove an aircraft from the Pool Assets", replacing "(A)" with "(A) either (I)" and inserting the phrase "or (II) the Borrower shall prepay Loans and Pari Passu Secured Indebtedness and cash collateralize outstanding Letters of Credit in accordance with Section 3.2(a) to the extent necessary to comply with the Coverage Test (with any such prepayment of Loans and/or cash collateralization of outstanding Letters of Credit being in an aggregate amount at least equal to the Allocable Prepayment Percentage of the aggregate amount of such prepayments and cash collateralizations so required)" immediately prior to the phrase "and (B)" in such paragraph.

        (l)    Amendments to Section 7.5(a)(iii).    Section 7.5(a)(iii) of the Credit and Guarantee Agreement is hereby replaced in its entirety with the following:

          (iii)  in the event of an involuntary disposal of any Pool Asset (including, without limitation, in the case of an Airframe or Engine, an Event of Loss (as defined in the Aircraft Mortgage Agreement) for such Airframe or Engine)(whether by loss of property due to theft, destruction, confiscation, prohibition or use, any similar event or otherwise), the Borrower shall within 30 days after the date of such involuntary disposal (A) either (I) in the event that such Pool Asset subject to such involuntary disposal is an Airframe or Engine (as such terms are defined in the Aircraft Mortgage Agreement), cause to be subjected to the Lien of the Aircraft Mortgage Agreement a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, installed on such Airframe at the time such involuntary disposal occurred) or Replacement Engine, all in accordance with the requirements of the Aircraft Mortgage Agreement, or (II) in the event that such Pool Asset subject to such involuntary disposal is Route Collateral, then cause to be subjected to the Lien of the Route Security Agreement a Replacement Route, such Replacement Route to be free and clear of all Liens except Permitted Liens and to have a value, utility and remaining useful life at least equal to such Route Collateral so replaced as of the date of such involuntary disposal or (B) reduce the Total Revolving Commitments in an amount which shall equal or exceed the Allocable Commitment Percentage of the Appraised Value of the Pool Assets subject to such involuntary disposal, in accordance with Section 3.2(b).

          (iv)  in the event that an Appraisal furnished pursuant to Section 6.2(f) discloses that the Total Appraised Value Ratio is less than or equal to 1.25:1.00, the Borrower shall within 30 days after the date of such Appraisal (A) designate additional assets as Pool Assets to the extent that, after giving effect to such designation, the Total Appraised Value Ratio based on the most recently delivered Appraisals with respect to assets already constituting Pool Assets and based on an Appraisal performed at the time of such addition with respect to assets being added to Pool Assets (and Schedule 7.5 shall be modified to reflect such addition), shall exceed 1.25 to 1.00, provided that (1) at the time of such addition, the Lenders shall have received a certificate of a Responsible Officer of the Borrower certifying that the conditions set forth in this Section shall have been satisfied after giving effect to such addition and attaching thereto any Appraisals not previously delivered to the Lenders and (2) the asset being added shall constitute a "pacific route authority" or a Stage III Aircraft or (B) reduce the Total Revolving Commitments and reduce Pari Passu Commitments and/or prepay Pari Passu Secured Indebtedness in accordance with Section 3.2(b) to the extent necessary for the Total Appraised Value Ratio to exceed 1.25 to 1.00 (with such reduction in the Total Revolving Commitments being in an amount at least equal to the Allocable

  Commitment Percentage of the aggregate amount of any such commitment reductions and prepayments so required)."

        (m)    Amendments to Section 7.6.    Section 7.6 of the Credit and Guarantee Agreement is hereby replaced in its entirety with the following:

    "Pool Asset Coverage.    For purposes of this Agreement, the Coverage Test shall be satisfied if the sum of Total Revolving Extensions of Credit and any Pari Passu Secured Indebtedness then outstanding shall be equal to or less than the sum of (i) the lesser of (x) 50% of the Appraised Value of the Pacific Routes (determined as of the then most recent Appraisal of the Pool Assets) or (y) 70% of the sum of (A) of the Aggregate Exposure of all the Lenders plus (B) any commitments to provide the Pari Passu Secured Indebtedness, plus (ii) 75% of the Appraised Value of the aircraft included in the Pool Assets (as so determined) (the "Coverage Test")."

        (n)    Amendments to Section 8.    Section 8 of the Credit and Guarantee Agreement is hereby amended by adding the word "or" immediately at the end of subsection (i) and adding a new subsection "(j)" as follows:

            "(j)  any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;"

        (o)    Amendments to Schedule 1.1A.    Schedule 1.1A shall be replaced in its entirety with the schedule attached hereto as Exhibit A.

        SECTION 3.    Conditions to Effectiveness of this Amendment.

        This Amendment shall become effective on the date (the "Amendment Effective Date") on which the following conditions precedent have been satisfied:

        (a)  the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by (i) the Borrower, (ii) the Guarantors and (iii) the Required Lenders;

        (b)  the Administrative Agent shall have received (i) the Aircraft Mortgage Agreement, substantially in the form of Exhibit B hereto, duly executed and delivered by the Borrower and (ii) the Route Security Agreement, substantially in the form of Exhibit C hereto, duly executed and delivered by the Borrower and the Administrative Agent;

        (c)  no Default or Event of Default shall have occurred and be continuing after giving effect to the amendments contemplated herein;

        (d)  each of the representations and warranties made by the Loan Parties and their Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date;

        (e)  the Administrative Agent shall have received a legal opinion of counsel from Thaddeus J. Marciniak, counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Administrative Agent;

        (f)    the Administrative Agent shall have received a legal opinion of counsel from Dorsey & Whitney, special counsel for the Borrower, in form and substance satisfactory to the Administrative Agent;

        (g)  the Administrative Agent shall have received a legal opinion of counsel from Crowe & Dunlevy, special aviation counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent;

        (h)  the Administrative Agent shall have received each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), which shall be in proper form for filing, registration or recordation;

        (i)    the Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Loan Parties and the authorization of the transactions pursuant to the Loan Documents, all in form and substance satisfactory to the Administrative Agent;

        (j)    the Administrative Agent shall have received a certificate of an officer of the Borrower and each Guarantor in form and substance as may reasonably be requested by the Administrative Agent which shall, among other things, certify as to matters described in clauses (c) and (d) above; and

        (k)  the Borrower shall have paid to the Administrative Agent, for the account of each Lender which executes and delivers this Amendment prior to 5:00 P.M., New York City time, October 22, 2001, such amendments fee as the Borrower and the Administrative Agent have mutually agreed upon;

provided, that, notwithstanding the forgoing, to the extent filings required pursuant to the Federal Aviation Act or Uniform Commercial Code in subsection 3(h) above have not been completed (and opinions contemplated in subsections 3(e), (f) and (g) have not been delivered to the extent such opinions are based upon completion of such filings) at or prior to the time that the other conditions set forth herein shall have been satisfied, such conditions shall nonetheless be deemed satisfied and the Borrower shall use reasonable efforts to complete such filings and deliver such opinions as soon as practicable following the Amendment Effective Date; provided further that, in the event such conditions have not been satisfied within 15 days from the date hereof, such failure shall constitute an Event of Default.

        SECTION 4.    Payment of Expenses.    The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

        SECTION 5.    Miscellaneous.

        (a)    Effect.    Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain unamended and not waived and shall continue to be in full force and effect.

        (b)    Counterparts.    This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

        (c)    Severability.    Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        (d)    Integration.    This Amendment and the other Loan Documents represent the agreement of the Loan Parties and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lenders relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

        (e)    GOVERNING LAW.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NORTHWEST AIRLINES CORPORATION

By:	/s/ DANIEL B. MATTHEWS Name: Daniel B. Matthews Title: Senior Vice President & Treasurer
NORTHWEST AIRLINES HOLDINGS CORPORATION

By:	/s/ DANIEL B. MATTHEWS Name: Daniel B. Matthews Title: Senior Vice President & Treasurer
NWA INC.

By:	/s/ DANIEL B. MATTHEWS Name: Daniel B. Matthews Title: Senior Vice President & Treasurer
NORTHWEST AIRLINES, INC.

By:	/s/ DANIEL B. MATTHEWS Name: Daniel B. Matthews Title: Senior Vice President & Treasurer

THE CHASE MANHATTAN BANK, as Administrative Agent and as a Lender

By:	/s/ MATTHEW H. MASSIE Name: Matthew H. Massie Title: Managing Director

BANKERS TRUST COMPANY, as Syndication Agent and as a Lender

By:	/s/ MARGUERITE SUTTON Name: Marguerite Sutton Title: Vice President

CREDIT LYONNAIS NEW YORK BRANCH, as Co-Documentation Agent and as a Lender

By:	/s/ PHILIPPE SOUSTRA Name: Philippe Soustra Title: Executive Vice President

ABN AMRO BANK N.V., as Co-Documentation Agent and as a Lender

By:	/s/ THOMAS K. PETERSON Name: Thomas K. Peterson Title: Senior Vice President Diversified Industries Central
By:	/s/ MARY L. HONDA Name: Mary L. Honda Title: Group Vice President

THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH

By:	/s/ PATRICK MCCUE Name: Patrick McCue Title: Vice President & Manager

BNP PARIBAS

By:	/s/ CHRISTINE L. HOWATT Name: Christine L. Howatt Title: Vice President

By:	/s/ RICHARD L. STED Name: Richard L. Sted Title: Managing Director & Central Region Manager

CHANG HWA COMMERCIAL BANK LTD., NEW YORK BRANCH

By:	/s/ MING-HSIEU LIU Name: Ming-Hsieu Liu Title: VP & General Manager

CHINATRUST COMMERCIAL BANK, LTD.

By:	/s/ JOHN TENG Name: John Teng Title: EVP, Branch General Manager

CITICORP USA, INC.

By:	/s/ PATRICIA DEN BRINKER Name: Patricia den Brinker Title: Vice President

CREDIT SUISSE FIRST BOSTON

By:	/s/ ROBERT N. FINNEY Name: Robert N. Finney Title: Managing Director
By:	/s/ VITALY G. BUTENKO Name: Vitaly G. Butenko Title: Asst. Vice President

DRESDNER BANK AG NEW YORK AND GRAND CAYMAN BRANCHES

By:	/s/ JOANNA M. SOLOWSKI Name: Joanna M. Solowski Title: Vice President
By:	/s/ JOHN A. RAMELLI Name: John A. Ramelli Title: Vice President

FIRST COMMERCIAL BANK, NEW YORK AGENCY

By:	/s/ BRUCE M.J. JU Name: Bruce M.J. Ju Title VP & General Manager

THE FUJI BANK, LIMITED

By:	/s/ PETER L. CHINNICI Name: Peter L. Chinnici Title: Senior Vice President & Group Head

HUA NAN COMMERCIAL BANK, LTD. NEW YORK AGENCY

By:	/s/ YUN-PENG CHANG Name: Yun-Peng Chang Title: SVP & General Manager

KREDITANSTALT FUR WIEDERAUFBAU

By:	/s/ M. NOSBUSCH Name: M. Nosbusch Title: Vice President
By:	/s/ A. BELGER Name: A. Belger Title: Senior Project Manager

THE MITSUBISHI TRUST AND BANKING CORPORATION

By:	/s/ SCOTT J. PAIGE Name: Scott J. Paige Title: Executive Vice President

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ LESLIE E. BRADFORD Name: Leslie E. Bradford Title: Managing Director

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ DAVID E. APPS Name: David E. Apps Title: Senior Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ MARY H. CAREY Name: Mary H. Carey

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ JOHN H. KEMPER Name: John H. Kemper Title: Senior Vice President

UNION PLANTERS BANK, NATIONAL ASSOCIATION

By:	/s/ CRAIG E. GARDELLA Name: Craig E. Gardella Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ MARK R. OLMON Name: Mark R. Olmon Title: Senior Vice President

CONFORMED COPY

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

Dated as of October 23, 2001

between

NORTHWEST AIRLINES, INC.

and

THE CHASE MANHATTAN BANK,
as Collateral Agent

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Appendix A	Definitions
Exhibit A	Form of Aircraft Mortgage and Security Supplement
Schedule I	Schedule of Airframes as part of the Collateral
Schedule II	Schedule of Engines as part of the Collateral
Schedule III	Schedule of Countries for Permitted Lessees

ii

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

        This AIRCRAFT MORTGAGE AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, the "Mortgage"), dated as of October 23, 2001, between NORTHWEST AIRLINES, INC., a Minnesota corporation (together with its successors and permitted assigns, the "Company"), and THE CHASE MANHATTAN BANK, as Collateral Agent (the "Collateral Agent"), for the benefit of the Lenders and the Agents under, and any other lender from time to time party to, the Credit Agreement hereinafter referred to (such Lenders, Agents and the other lenders, if any, are hereinafter called the "Secured Creditors").

W I T N E S S E T H:

        WHEREAS, subject to and upon the terms and conditions set forth in the Credit Agreement, the Lenders have agreed to make available the Loans to the Company provided for therein;

        WHEREAS, the Company has requested certain amendments to the terms and conditions set forth in the Credit Agreement;

        WHEREAS, it is a condition precedent to the above-described amendments that the Company shall have executed and delivered to the Collateral Agent this Mortgage; and

        WHEREAS, the Company desires to execute the Mortgage to satisfy the condition described in the preceding paragraph.

        NOW, THEREFORE, to secure the due and punctual payment of the Obligations, it is hereby covenanted and agreed by and between the parties hereto as follows:

ARTICLE 1

DEFINITIONS

        SECTION 1.1.    Certain Definitions.

        Unless otherwise defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings set forth in Appendix A hereto.

ARTICLE 2

SECURITY

        SECTION 2.1.    Grant of Security Interest.

        The Company, in order to secure (i) the prompt payment when due of all the Obligations and (ii) the performance and observance by the Company and the Guarantors of all agreements, covenants and provisions contained herein and in the other Loan Documents, and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Collateral Agent, its permitted successors and assigns, for the security and benefit of the Secured Creditors, forever, a continuing security interest in, and mortgage lien on, all estate, right, title and interest of the Company in, to and under the following described properties, rights, interests and privileges (which, collectively, including all property hereafter specifically subjected to the lien of this Mortgage by any instrument supplemental hereto, are referred to herein as the "Collateral"):

        (a)  the Airframes described in Schedule I hereto and the Engines described in Schedule II hereto, each of which Engines is a 750 or more rated take-off horsepower or the equivalent of such

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horsepower, and in the case of such Engines, whether or not such Engines shall be installed in or attached to the Airframes, described in this clause or any other airframes, together with all accessories, equipment, parts and appurtenances appertaining or attached to the Airframes (other than jet aircraft engines not constituting Engines) or the Engines, whether now owned or hereafter acquired, and all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines and all records, logs and other documents at any time maintained with respect to the foregoing;

        (b)  the Contract Rights;

        (c)  all proceeds with respect to the requisition of title to or use of the Aircraft, or any part thereof, all insurance proceeds with respect to the Aircraft or any part thereof, and any other proceeds of any kind resulting from an Event of Loss, but excluding any insurance maintained by the Company and not required under Section 3.6 hereof;

        (d)  all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Collateral Agent in pledge hereunder and held or required to be held by the Collateral Agent hereunder;

        (e)  any and all property that may, from time to time hereafter, in accordance with the provisions of this Mortgage, by delivery or by Mortgage Supplement or by other writing of any kind, for the purposes hereof be in any way subjected to the lien and security interest hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited, in which a security interest may be granted by the Company and/or pledged by the Company, or by any Person authorized to so do on its behalf or with its consent, to and with the Collateral Agent, who is hereby authorized to receive the same at any and all times as and for additional security hereunder; and

        (f)    all proceeds of the foregoing.

        PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this Section 2.1, so long as no Event of Default shall have occurred and be continuing, (i) the Company shall have the right, to the exclusion of the Collateral Agent, to quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom and (ii) the Collateral Agent, acting on behalf of the Secured Creditors, (A) shall not, through it own actions or inactions, interfere with, or suffer to exist with respect to any Aircraft any Lien attributable to the Collateral Agent which might interfere with, the Company's (or any Lessee's) continued possession, use and operation of, and quiet enjoyment (including, without limitation, administrative quiet enjoyment) of, the Aircraft during the term of this Mortgage in accordance with the terms of the Loan Documents so long as no Event of Default shall have occurred and be continuing, (B) shall not suffer to exist a default in any of its obligations pursuant to this Mortgage that does not correspond to or result from an Event of Default or Default and (C) neither the Collateral Agent nor any Secured Creditor shall assign this Mortgage for security purposes without the prior written consent of the Company, which may be granted or withheld in its sole discretion (such consent, if granted, to be conveyed by the Company in writing).

        TO HAVE AND TO HOLD the Collateral unto the Collateral Agent, its permitted successors and assigns, forever, upon the terms herein set forth, in trust for the benefit, security and protection of the Secured Creditors, without any priority of any one Secured Creditor over any other, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

        It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company and the Guarantors shall remain liable under each of the Loan Documents to which they are party to perform all of the obligations assumed by them thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Administrative Agent, the Collateral Agent nor the Lenders shall have any obligation or liability under any of the Loan Documents to which the Company

2

or the Guarantors is a party by reason of or arising out of the assignment hereunder, nor shall the Administrative Agent, the Collateral Agent or the Lenders be required or obligated in any manner to perform or fulfill any obligations of the Company or the Guarantors under any of the Loan Documents to which the Company or the Guarantors is a party, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may entitled at any time or times.

        The Company does hereby irrevocably constitute and appoint the Collateral Agent the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys (in each case including insurance and requisition proceeds) and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Collateral Agent may deem to be necessary or advisable in the premises; provided that the Collateral Agent shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.

        The Company agrees that at any time and from time to time, upon the written request of the Collateral Agent, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Collateral Agent may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted.

        The Company does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned, to anyone other than the Collateral Agent.

ARTICLE 3

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

        SECTION 3.1.    General.

        The Company represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Mortgage, as follows:

        (a)    Necessary Filings.

        All filings, registrations and recordings necessary to create, preserve, protect and perfect the security interest granted by the Company to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Mortgage in and to the Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Federal Aviation Act and other relevant law as enacted in any relevant jurisdiction to perfected security interests.

        (b)    No Liens.

        The Company is, and as to Collateral acquired by it from time to time after the date hereof the Company will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and the Company shall defend the Collateral against all claims and demands of all Persons (other than Persons claiming by, through or under the Collateral Agent) at any time claiming the same or any interest therein adverse to the Collateral Agent.

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        (c)    Other Financing Statements.

        There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than Permitted Liens), and so long as the Commitments have not been terminated or any Letter of Credit remains outstanding or any of the Reimbursement Obligations or the other Obligations remain unpaid, the Company will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Company.

        (d)    Chief Executive Office; State of Incorporation.

        The chief executive office of the Company is located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121 and the Company is incorporated in the state of Minnesota. The Company will not move its chief executive office or change its jurisdiction of incorporation until it shall have given the Collateral Agent 30 days' prior written notice of its intention to do so and the Company will provide such other information in connection therewith as the Collateral Agent may reasonably request.

        (e)    Name.

        The name of the Company is Northwest Airlines, Inc. The Company will not change its name until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, (ii) with respect to such new name, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

        (f)    Recourse.

        This Mortgage is made with full recourse to the Company and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Company contained herein, in the other Loan Documents and otherwise in writing in connection herewith or therewith.

        SECTION 3.2.    Possession, Operation and Use, Maintenance and Registration.

        (a)    Possession.

        The Company shall not, without the prior written consent of the Collateral Agent, lease or otherwise in any manner deliver, transfer or relinquish possession of any Airframe, Engine or Part, install or permit any Engine to be installed in any airframe other than the Airframes or enter into any Wet Lease; provided that so long as no Default of the type referred to in Sections 8(a) or (f) of the Credit Agreement or Event of Default shall have occurred and be continuing at the time of such lease, delivery, transfer or relinquishment of possession or installation or such Wet Lease, so long as the action to be taken shall not deprive the Collateral Agent of the first priority Lien (subject to Permitted Liens) of this Mortgage on the Collateral and so long as the Company (or any Lessee) shall comply with the provisions of Sections 3.2(c) and 3.6 hereof, the Company may, without the prior written consent of the Collateral Agent:

            (i)  subject any Airframe or Engine or engines installed on an Airframe to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case

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  customary in the airline industry and entered into by the Company (or any Lessee) in the ordinary course of its business; provided that (A) no such agreement or arrangement contemplates or requires the transfer of title to any Airframe, (B) if the Company's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Company shall (or shall cause Lessee to) comply with Section 3.4(e) hereof in respect thereof, and (C) any interchange agreement to which the Airframes may be subject shall be with a U.S. Air Carrier or a Foreign Air Carrier;

          (ii)  deliver possession of any Airframe or Engine to the manufacturer thereof (or for delivery thereto) or to any organization (or for delivery thereto) for testing, service, repair, maintenance or overhaul work on such Airframe or Engine or any part thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of Section 3.4(d) hereof;

          (iii)  install any Engine on an airframe which is owned by the Company (or any Lessee) free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause (i) above provided that the Company's title to any such Engine and the first priority Lien of this Mortgage shall not be divested or impaired as a result thereof and (C) mortgage liens or other security interests, provided that (as regards this subclause (C)) such mortgage liens or other security interests effectively provide that such Engine shall not become subject to such mortgage or security interest, notwithstanding the installation thereof on such airframe;

          (iv)  install any Engine on an airframe which is leased to the Company (or any Lessee) or purchased by the Company (or any Lessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by clause (iii) of this Section 3.2(a) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

          (v)  install any Engine on an airframe owned by the Company (or any Lessee), leased to the Company (or any Lessee) or purchased by the Company (or any Lessee) which is subject to a conditional sale or other security agreement under circumstances where neither clause (iii) nor clause (iv) of this Section 3.2(a) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and that the Company shall (or shall cause any Lessee to) comply with Section 3.4(e) hereof in respect thereof, the Collateral Agent not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Company with such Section 3.4(e);

          (vi)  to the extent permitted by Section 3.4(c) hereof, subject any appliances, Parts or other equipment owned by the Company and removed from any Airframe or Engine to any pooling arrangement referred to in such Section;

        (vii)  subject (or permit any Lessee to subject) any Airframe or Engine to the Civil Reserve Air Fleet Program and transfer (or permit any Lessee to transfer) possession of any Airframe or Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program, so long as the Company (or any Lessee) shall (A) promptly notify the Collateral Agent upon subjecting such Airframe or Engine to the Civil Reserve Air Fleet Program in any contract year and provide the Collateral Agent with the name and address of the Contracting Office Representative for the Air Mobility Command of the United States Air Force

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  to whom notice must be given pursuant to Section 4.2 hereof, and (B) promptly notify the Collateral Agent upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to such program;

        (viii)  enter into a Wet Lease for any Airframe or engines then installed thereon with any third party, provided that if the Company (or any Lessee) shall enter into any Wet Lease for a period of more than one year (including renewal options) the Company shall provide to the Collateral Agent written notice of such Wet Lease (such notice to be given prior to entering into such Wet Lease, if practicable, but in any event promptly after entering into such Wet Lease);

          (ix)  transfer possession of any Airframe or Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to the Collateral Agent, or

          (x)  enter, any time, into any lease of any Airframe or Engine with (A) a U.S. Air Carrier, (B) any Person approved in writing by the Collateral Agent (with the approval of the Required Lenders), (C) any Permitted Lessee, or (D) any airline alliance partner of the Company that otherwise meets the requirement of (A), (B) or (C) above or has been previously approved in writing by the Collateral Agent, in any such case, if (1) the lessee under such lease is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date such lease is entered into, (2) in the event that the lessee under such lease is a Foreign Air Carrier (other than a Foreign Air Carrier principally based in Taiwan), the United States maintains diplomatic relations with the country in which such Foreign Air Carrier is principally based at the time such lease is entered into (or, in the case of a lease to a lessee principally based in Taiwan, maintains diplomatic relations at least as good as those in effect on the Effective Date) and (3) in the event that the lessee under such lease is a Foreign Air Carrier, the Collateral Agent shall receive at the time such lease is entered into an opinion of counsel (in form and substance reasonably satisfactory to the Collateral Agent) to the Company to the effect that (I) the terms of the proposed lease will be legal, valid, binding and (subject to customary exceptions in foreign opinions generally) enforceable against the proposed lessee in the country in which the proposed lessee is principally based, (II) there exist no possessory rights in favor of the lessee under such lease under the laws of such lessee's country of domicile that would, upon bankruptcy or insolvency of or other default by the Company and assuming at such time such lessee is not insolvent or bankrupt, prevent the return or repossession of the Aircraft in accordance with the terms of this Mortgage, (III) the laws of such lessee's country of domicile require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, and (IV) the laws of such lessee's country of domicile would give recognition to the Company's title to the Aircraft, to the registry of the Aircraft in the name of the Company (or the proposed lessee, as "lessee," as appropriate), and to the Lien of this Mortgage.

        The rights of any Lessee or other transferee who receives possession by reason of a transfer permitted by this Section 3.2(a) (other than the transfer of an Engine which is deemed an Event of Loss) shall be effectively subject and subordinate to, and any lease permitted by this Section 3.2(a) shall be expressly subject and subordinate to, all the terms of this Mortgage and to the Lien of this Mortgage, including, without limitation, the covenants contained in this Section 3.2 and the Collateral Agent's rights to foreclosure and possession pursuant to Section 4.2 hereof and to avoid such lease upon such repossession, and the Company shall remain primarily liable hereunder for the performance of all of the terms of this Mortgage to the same extent as if such lease or transfer had not occurred, and, except as otherwise provided herein, the terms of any such lease shall not permit any Lessee to take any action not permitted to be taken by the Company in this Mortgage with respect to the Aircraft. No pooling agreement, lease or other relinquishment of possession of any Airframe or Engine, or Wet Lease shall in any way discharge or diminish any of the Company's obligations to the Collateral

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Agent hereunder or constitute a waiver of the Collateral Agent's rights or remedies hereunder. Any lease permitted under this Section 3.2(a) shall expressly prohibit any further sublease by the Lessee. The Collateral Agent agrees, for the benefit of the Company (and any Lessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by the Company (or any Lessee), any lessor of any engine (other than an Engine) leased to the Company (or any Lessee) and any conditional vendor of any engine (other than an Engine) purchased by the Company (or any Lessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that neither the Collateral Agent nor its successors or assigns will acquire or claim, as against the Company (or any Lessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframes; provided, however, that such agreement of the Collateral Agent shall not be for the benefit of any lessor or secured party of any airframe (other than the Airframes) leased to the Company (or any Lessee) or purchased by the Company (or any Lessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by the Company (or any Lessee), unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against the Collateral Agent, any right, title or interest in an Engine as a result of such Engine being installed on such airframe. The Company shall provide to the Collateral Agent (i) written notice of any lease hereunder (such notice to be given not later than five days prior to entering into such lease) and (ii) a copy of each lease which has a term of more than three months.

        (b)    Operation and Use.

        The Company will not maintain, use, service, repair, overhaul or operate the Aircraft (or permit any Lessee or other Person to maintain, use, service, repair, overhaul or operate the Aircraft) in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except to the extent that the Company (or any Lessee) is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect the first priority Lien (subject to Permitted Liens) of this Mortgage and does not involve any material risk of sale, forfeiture or loss of the Aircraft.

        The Company shall not operate the Aircraft, or permit any Lessee to operate the Aircraft, in any area excluded from coverage by any insurance required by the terms of Section 3.6 hereof, provided, however, that the failure of the Company to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is attributable to causes beyond the reasonable control of the Company (or any Lessee) or to extraordinary circumstances involving an isolated occurrence or series of incidents not in the ordinary course of the regular operations of the Company (or any Lessee) and in each case the Company (or such Lessee, as the case may be) is taking all reasonable steps to remedy such failure as soon as is reasonably practicable.

        (c)    Maintenance.

        The Company, at its own cost and expense, shall (or shall cause any Lessee to) maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) the Aircraft so as to keep the Aircraft in as good an operating condition as when initially subjected to the Lien hereof, ordinary wear and tear excepted, and as may be necessary to enable the applicable airworthiness certification for the Aircraft to be maintained in good standing at all times (other than temporary periods of storage in accordance with applicable regulations or during maintenance or modification

7

permitted hereunder) under the Federal Aviation Act, except when all Aircraft powered by engines of the same type as those with which such Aircraft shall be equipped at the time of such grounding and registered in the United States have been grounded by the FAA (although such certification need actually be maintained only during such period as an Aircraft is registered in the United States), or the applicable laws of any other jurisdiction in which an Aircraft may then be registered from time to time in accordance with the terms hereof, utilizing, except during any period that a Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Company with respect to similar aircraft operated by the Company in similar circumstances and utilizing, during any period that a Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Lessee with respect to similar aircraft operated by the Lessee in similar circumstances; provided, however, that in all circumstances the Aircraft shall be maintained by the Company (or any Lessee) in accordance with maintenance standards required by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom. The Company shall maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered.

        (d)    Identification of Collateral Agent's Interest.

        As soon as practicable, the Company agrees to fix and maintain (or cause to be fixed and maintained), at its expense, in the cockpit of the Airframes adjacent to the airworthiness certificate therein and on each Engine a nameplate bearing the inscription:

  "SUBJECT TO AN AIRCRAFT MORTGAGE AND SECURITY AGREEMENT IN FAVOR OF THE CHASE MANHATTAN BANK, AS COLLATERAL AGENT"

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Collateral Agent). Except as above provided, the Company will not allow the name of any Person (other than the Company) to be placed on the Airframes or the Engines as a designation that might be interpreted as a claim of security interest or ownership; provided that nothing herein contained shall prohibit the Company (or any Lessee) from placing its customary colors and insignia on the Airframes or the Engines.

        (e)    Registration.

        The Company, at its own expense, will (or will cause any Lessee to) cause the Aircraft to be duly registered, and at all times to remain duly registered, in the name of the Company under the Federal Aviation Act, provided, however, that the Company may elect to effect a change in the registration of the Aircraft, at the Company's expense, with the prior written consent of the Collateral Agent (which shall not be unreasonably withheld).

        SECTION 3.3.    Inspection.

        At reasonable times and, so long as no Event of Default shall have occurred and be continuing, on at least 15 days' prior written notice to the Company, the Collateral Agent or its authorized representatives may (not more than once every calendar year (unless an Event of Default has occurred and is continuing)) inspect the Aircraft and inspect and make copies (at the Collateral Agent's expense) of the books and records of the Company relating to the maintenance of the Aircraft; any such inspection of the Aircraft shall be limited to a visual, walk-around inspection and shall not include opening any panels, bays or the like without the express consent of the Company; provided that no exercise of such inspection rights shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, the Company or any Lessee. The Collateral Agent shall not have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

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        SECTION 3.4.    Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution of Engines.

        (a)    Replacement of Parts.

        The Company, at its own cost and expense, will so long as any Airframe or Engine is subject to the Lien of this Mortgage promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to such Airframe or Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 3.4(d) hereof or if any Airframe or any Engine to which a Part relates has suffered an Event of Loss. In addition, the Company (or any Lessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Company (or such Lessee), except as otherwise provided in Section 3.4(d) hereof, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except Permitted Liens and pooling arrangements to the extent permitted by Section 3.4(c) and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof

        (b)    Parts.

        Except as otherwise provided in Section 3.4(d) hereof, all Parts at any time removed from any Airframe or Engine shall remain subject to the Lien of this Mortgage, no matter where located, until such time as such Parts shall be replaced by parts that have been incorporated or installed in or attached to such Airframe or Engine and which meet the requirements for replacement parts specified in Section 3.4(a) hereof. Immediately upon any replacement part becoming incorporated or installed in or attached to any Airframe or Engine as provided in Section 3.4(a) hereof, without further act (subject only to Permitted Liens and any pooling arrangement to the extent permitted by Section 3.4(c) hereof and except in the case of replacement property temporarily installed on an emergency basis), (i) title to such replacement Part shall be owned by the Company, (ii) the replaced Part shall thereupon be free and clear of all rights of the Collateral Agent and the replacement part shall be deemed a Part hereunder; and (iii) such replacement Part shall become subject to the Lien of this Mortgage and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

        (c)    Pooling of Parts.

        Any Part removed from any Airframe or Engine as provided in Section 3.4(a) hereof may be subjected by the Company (or any Lessee) to a normal pooling arrangement customary in the airline industry of which the Company (or any Lessee) is a party entered into in the ordinary course of the Company's (or such Lessee's) business; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Sections 3.4(a) and 3.4(b) hereof as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to any Airframe or any Engine in accordance with Section 3.4(a) hereof may be owned by any third party subject to such a normal pooling arrangement, provided that the Company (or any Lessee), at its expense, as promptly thereafter as practicable, either (i) causes such replacement Part to become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens (other than pooling arrangements), at which time such temporary replacement Part shall become a Part or (ii) replaces such replacement Part by incorporating or installing in or attaching to such Airframe or Engine a further replacement Part which

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is subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens (other than pooling arrangements).

        (d)    Alterations; Modifications and Additions.

        The Company, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to any Airframe or Engine as may be required to be made from time to time to meet the applicable standards of the FAA or any applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 3.2(e) hereof, provided, however, that the Company (or any Lessee) may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect the Collateral Agent. In addition, the Company (or any Lessee), at its own expense, may from time to time add further parts or accessories and make such alterations and modifications in and additions to any Airframe or Engine as the Company (or such Lessee) may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which the Company (or such Lessee) has determined in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on such Airframe or Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification or addition shall materially diminish the value, utility or remaining useful life of such Airframe or Engine below the value, utility or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming such Airframe or Engine was then in the condition required to be maintained by the terms of this Mortgage, except that the value (but not the utility or remaining useful life) of any Airframe or Engine may be reduced by the value of Obsolete Parts which have been removed so long as the aggregate original value of all Obsolete Parts that shall have been removed and not replaced with respect to any Aircraft shall not exceed an amount equal to 1.5% of the Appraised Value of such Aircraft. All Parts incorporated or installed in or attached or added to the Airframes or the Engines as the result of such alteration, modification or addition (the "Additional Parts") shall become subject to the Lien of this Mortgage. Notwithstanding the foregoing sentence, the Company (or any Lessee) may remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 3.2(a) or (c) hereof or the first sentence of this Section 3.4(d), and (iii) can be removed from such Airframe or Engine without diminishing or impairing the value, utility or remaining useful life which such Airframe or Engine would have had at the time of removal had such alteration, modification or addition not occurred, assuming that such Airframe or Engine was in the condition and repair required to be maintained by the terms hereof. Upon the removal by the Company (or any Lessee) of any such part as above provided, such part shall, without further act, be free and clear of all rights of the Collateral Agent and such Part shall not be deemed a Part hereunder.

        (e)    Substitution of Engines.

        The Company shall have the right at its option at any time, on at least twenty (20) days' prior written notice to the Collateral Agent, to substitute, and if an Event of Loss shall have occurred with respect to an Engine (not involving an Event of Loss with respect to the Airframe to which such Engine is attached with respect to which the Company reduces the Total Revolving Commitments as required by Section 7.5(a)(iii) of the Credit Agreement or makes the substitution permitted by Section 3.5(a) hereof), shall within thirty (30) days after the occurrence of such Event of Loss substitute, a Replacement Engine of the same make and model. In such event, immediately upon the effectiveness of such substitution on the date set forth in such notice and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Collateral Agent and shall no longer be deemed an Engine hereunder, and (ii) such Replacement Engine shall become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, and be deemed part of the

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relevant Aircraft for all purposes hereof to the same extent as the Engine originally installed on or attached to the Airframe. The Company's right to make a replacement hereunder shall be subject to the fulfillment of the following conditions precedent at the Company's sole cost and expense:

            (i)  The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each shall have been delivered to the Collateral Agent (except that any financing statements under the UCC shall only be executed if so required by the UCC):

            (A)  a Mortgage Supplement covering the Replacement Engine (filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the relevant Aircraft may then be registered as permitted hereby);

            (B)  an Officer's Certificate of the Company stating (i) that the Replacement Engine is of at least equal value, utility and remaining useful life as the Engine it replaces assuming such Engine had been maintained in the condition required hereunder and (ii) each of the conditions specified in this paragraph (e) with respect to such Replacement Engine, and any comparable provisions of any Lease permitted hereby to which such Engine is subject, have been satisfied;

            (C)  such UCC financing statements covering the Lien created by this Mortgage as deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Engine; and

            (D)  a certificate, reasonably acceptable to the Collateral Agent in form and substance, of an aircraft engineer or qualified independent aircraft appraiser certifying, with respect to such Replacement Engine, to the effect specified in Section 3.4(e)(i)(B) hereof;

          (ii)  Upon request by the Collateral Agent, the Company shall furnish the Collateral Agent with (A) an opinion addressed to the Collateral Agent, reasonably satisfactory in form and substance to the Collateral Agent, of the Company's counsel, which may be the Company's General Counsel or an Associate General Counsel, to the effect that such documents reasonably requested by the Collateral Agent are sufficient to cause such Replacement Engine to be subject to the Lien of this Mortgage, (B) upon recordation, an opinion of qualified FAA counsel, or if applicable, qualified counsel in the jurisdiction of the relevant Aircraft's registration addressed to the Collateral Agent, in either case satisfactory in form and substance to the Collateral Agent as to the due recordation of the Mortgage Supplement as a first priority Lien on the Replacement Engine, registration of the ownership of the Replacement Engine and the freedom from Liens of record (except Permitted Liens), and (C) such evidence of compliance with the insurance provisions of Section 3.6(b) hereof with respect to such Replacement Engine as the Collateral Agent may reasonably request; and

          (iii)  The Company shall have delivered to the Collateral Agent (A) a copy of the bill of sale respecting such Replacement Engine or other evidence of the Company's ownership of such Replacement Engine, reasonably satisfactory to the Collateral Agent and (B) appropriate instruments assigning to the Collateral Agent the benefits, if any, of all manufacturer's and vendor's warranties generally available and permitted to be assigned by the Company with respect to such Replacement Engine.

        Upon such substitution, (x) the Collateral Agent shall execute and deliver to the Company such documents and instruments, prepared at the Company's expense, as the Company shall reasonably request, to evidence the release of such replaced Engine from the Lien of this Mortgage; (y) the Collateral Agent shall assign to the Company all claims it may have against any other Person relating to an Event of Loss of such replaced Engine giving rise to such substitution; and (z) the Company shall receive all insurance proceeds and proceeds in respect of any Event of Loss of such replaced Engine

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giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 3.6(b)(I), second paragraph, and 3.5(d)(ii) hereof.

        (f)    Substitution of Aircraft.

        (I)  The Company shall have the right at its option at any time, on at least five (5) Business Days' prior written notice to the Collateral Agent, to substitute for one or more Aircraft one or more Replacement Aircraft so long as on the date of such replacement no Event of Default shall have occurred and be continuing, such Replacement Aircraft are free and clear of all Liens except Permitted Liens and the aggregate appraised value (as determined by an appraisal, dated not more than ten Business Days prior to the date of such substitution, by an independent appraisal firm satisfactory, at the time of such appraisal, to the Collateral Agent setting forth the fair market value, as determined in accordance with the definition of "fair market value" promulgated by the International Society of Transport Aircraft Trading, as of the date of such appraisal, of the Replacement Aircraft) of the Replacement Aircraft shall be not less than the aggregate Appraised Value of the Aircraft for which the Replacement Aircraft are being substituted.

        (II)  Upon the Company having provided Replacement Aircraft as provided for in Section 3.4(f)(I) above, the Lien of the Mortgage shall continue with respect to such Replacement Aircraft as though no substitution had occurred; the Collateral Agent shall, at the cost and expense of the Company, release from the Lien of this Mortgage the replaced Aircraft upon the occurrence of the substitution by executing and delivering to the Company such documents and instruments, prepared at the Company's expense, as the Company may reasonably request to evidence such release.

        (III) Conditions to Aircraft Substitution.

            (i)  The Company's right to make a substitution under Section 3.4(f)(I) hereof shall be subject to the fulfillment, at the Company's sole cost and expense and in addition to the conditions contained in such Section 3.4(f)(I), of the following conditions precedent:

            (A)  a Mortgage Supplement covering the Replacement Aircraft (filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the relevant Aircraft may then be registered as permitted hereby);

            (B)  an appraisal for the Replacement Aircraft satisfying the requirements of Section 3.4(f)(I) above;

            (C)  such Uniform Commercial Code financing statements covering the Lien created by this Mortgage as deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Aircraft; and

          (ii)  the Collateral Agent shall have received from the Company such documents and evidence with respect to the Company as the Collateral Agent may reasonably request in order to establish the consummation of the transactions contemplated by this Section 3.4(f), evidence of taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this Section 3.4(f), in each case in form and substance reasonably satisfactory to the Collateral Agent;

          (iii)  the Company shall cause the Replacement Aircraft to be subject to the Lien of this Mortgage, free and clear of Liens (other than Permitted Liens);

          (iv)  the Replacement Aircraft shall have been duly certified by the FAA or the relevant body or agency of the jurisdiction then applicable to the registration of the Aircraft to be replaced as to type and airworthiness in accordance with the terms of this Mortgage, and the registration of the Replacement Aircraft in the name of the Company (or any Lessee as lessee if the Aircraft to be replaced had been so registered immediately prior to such substitution) shall have been duly made

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  with the FAA or the relevant body or agency of the jurisdiction then applicable to the registration of the Airframe to be replaced;

          (v)  the Collateral Agent shall have received evidence satisfactory to it with respect to the matters covered by subparagraphs (iii) and (iv) above;

          (vi)  the Collateral Agent shall, at the expense of the Company, have received (A) an opinion addressed to the Collateral Agent, reasonably satisfactory in form and substance to the Collateral Agent, from Cadwalader, Wickersham & Taft or other counsel selected by the Company and reasonably satisfactory to the Collateral Agent to the effect that (x) the Replacement Aircraft has or have been made subject to the Lien of this Mortgage and (y) all required action has been taken in order to maintain, and such action shall maintain, the effectiveness and priority of the interests in the Collateral which the Mortgage purports to create and (B) an opinion of qualified FAA counsel or, if applicable, qualified local counsel in the jurisdiction where the Aircraft to be replaced is registered, in either case addressed to the Collateral Agent and in form and substance satisfactory to the Collateral Agent, respecting the due recordation of the Mortgage Supplement as a first priority Lien respecting such Replacement Aircraft, the registration of the ownership thereof and freedom from Liens of record (other than Permitted Liens);

        (vii)  the Company shall have delivered to the Collateral Agent (A) a copy of the original bill of sale respecting such Replacement Aircraft, and (B) appropriate instruments assigning to the Collateral Agent the benefits, if any, of all manufacturer's and vendor's warranties generally available and permitted to be assigned by the Company with respect to such Replacement Aircraft;

        (viii)  the Collateral Agent shall have received evidence satisfactory to the Collateral Agent as to the due compliance with Section 3.6 hereof with respect to the Replacement Aircraft; and

          (ix)  the following statement shall be true and the Collateral Agent shall have received an Officer's Certificate of the Company, dated the date of such substitution, stating that each of the conditions specified in this paragraph (III) with respect to such Replacement Aircraft, and any comparable provisions of any lease permitted hereby to which such Aircraft is subject, have been satisfied.

        SECTION 3.5.    Loss, Destruction or Requisition.

        (a)    Event of Loss With Respect to Airframes.

        Upon the occurrence of an Event of Loss with respect to an Airframe or an Engine, the Company shall forthwith (and in any event within ten (10) days after such occurrence) give the Collateral Agent written notice of such Event of Loss. The Company shall, within twenty (20) days after the occurrence of an Event of Loss with respect to such Airframe give the Collateral Agent written notice of its election to perform one of the following options (it being agreed that, if the Company shall not have given notice of such election within such 20 day period, the Company shall be required to reduce the Total Revolving Commitments pursuant to Section 7.5(a)(iii) of the Credit Agreement). The Company may elect either to (i) reduce the Total Revolving Commitments pursuant to Section 7.5(a)(iii) of the Credit Agreement or (ii) cause to be subjected to the Lien of this Mortgage in replacement thereof not later than the Business Day next succeeding the 30th day following the occurrence of such Event of Loss, a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, installed on such Airframe at the time such Event of Loss occurred), such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens, to have a value, utility and remaining useful life at least equal to, and to be of a comparable or improved model as, such Airframe and Engines, if any, so replaced, as of the date of the Event of Loss (assuming such Airframes and Engines were in the condition required by the terms hereof); provided that if the Company does not perform its obligation to effect such replacement in accordance with this Section 3.5(a) during the period of time provided herein, then the Company shall reduce the Total

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Revolving Commitments pursuant to Section 7.5(a)(iii) of the Credit Agreement on the Business Day next succeeding the 30th day following the occurrence of such Event of Loss.

        (b)    Effect of Replacement.

        Upon the Company having provided a Replacement Aircraft as provided for in Section 3.5(a) above, (x) the Lien of this Mortgage shall continue with respect to such Replacement Aircraft as though no Event of Loss had occurred; the Collateral Agent shall, at the cost and expense of the Company, release from the Lien of this Mortgage the replaced Airframe and Engines or engines, if any, attached to such Airframe upon the occurrence of the Event of Loss by executing and delivering to the Company such documents and instruments, prepared at the Company's expense, as the Company may reasonably request to evidence such release and (y) the Collateral Agent shall assign to the Company all claims it may have against any other Person arising from the Event of Loss and the Company shall receive all insurance proceeds and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Aircraft as provided in Sections 3.5(d)(i) and 3.6 hereof.

        (c)    Conditions to Airframe Replacement.

        (i)    The Company's right to make a replacement under Section 3.5(a) hereof shall be subject to the fulfillment, at the Company's sole cost and expense and in addition to the conditions contained in such Section 3.5(a), of the following conditions precedent:

          (1)  on the date that the Replacement Aircraft is delivered, which date shall be not later than the Business Day next succeeding the 30th day following the Event of Loss leading to such replacement (hereinafter referred to as the "Replacement Closing Date"), no Event of Default shall have occurred and be continuing;

          (2)  on the Replacement Closing Date, the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof shall have been delivered to the Collateral Agent (except that any financing statements under the UCC shall only be executed if so required by the UCC):

            (A)  a Mortgage Supplement covering the Replacement Aircraft (filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft to be replaced may then be registered as permitted hereby);

            (B)  such UCC financing statements covering the Lien created by this Mortgage as deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Aircraft; and

            (C)  a certificate, reasonably acceptable to the Collateral Agent in form and substance, of an aircraft engineer or qualified independent aircraft appraiser Certifying (I) that the Replacement Airframe is the same model as the Airframe to be replaced (or an improved model, as the case may be) and has a value, utility and remaining useful life at least equal to the Airframe to be replaced, assuming such Airframe had been maintained in the condition required hereunder and (II) with respect to the Replacement Engines constituting part of such Replacement Aircraft to the effect specified in Section 3.4(e)(i)(B) hereof;

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          (3)  on or before the Replacement Closing Date, the Collateral Agent shall have received from the Company such documents and evidence with respect to the Company as the Collateral Agent may reasonably request in order to establish the consummation of the transactions contemplated by this Section 3.5(c), evidence of taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this Section 3.5(c), in each case in form and substance reasonably satisfactory to the Collateral Agent;

          (4)  the Collateral Agent shall have received evidence satisfactory to the Collateral Agent as to the due compliance with Section 3.6 hereof with respect to the Replacement Aircraft;

          (5)  on the Replacement Closing Date, (A) the Company shall cause the Replacement Aircraft to be subject to the Lien of this Mortgage, free and clear of Liens (other than Permitted Liens), (B) the Replacement Aircraft shall have been duly certified by the FAA or the relevant body or agency of the jurisdiction then applicable to the registration of the Airframe to be replaced as to type and airworthiness in accordance with the terms of this Mortgage, and the registration of the Replacement Aircraft in the name of the Company (or any Lessee as lessee if the Aircraft to be replaced had been so registered immediately prior to the occurrence of the Event of Loss with respect thereto) shall have been duly made with the FAA or the relevant body or agency of the jurisdiction then applicable to the registration of the Airframe to be replaced and (C) the Collateral Agent shall have received evidence satisfactory to it with respect to the matters covered by this subparagraph (5);

          (6)  on the Replacement Closing Date, the following statements shall be true and the Collateral Agent shall have received an Officer's Certificate of the Company, dated the Replacement Closing Date, stating that (A) the matters set forth in subparagraph (1) above are confirmed, (B) no Event of Default will result from the Company acquiring its interest in the Replacement Aircraft and (C) each of the conditions specified in this paragraph (c) with respect to such Replacement Airframe, and any comparable provisions of any lease permitted hereby to which such Airframe is subject, have been satisfied;

          (7)  the Collateral Agent shall, at the expense of the Company, have received (A) an opinion addressed to the Collateral Agent, reasonably satisfactory in form and substance to the Collateral Agent, from Cadwalader, Wickersham & Taft or other counsel selected by the Company and reasonably satisfactory to the Collateral Agent to the effect that (i) the Replacement Airframe and Replacement Engines, if any, has or have been made subject to the Lien of this Mortgage and (ii) all required action has been taken in order to maintain, and such action shall maintain, the effectiveness and priority of the interests in the Collateral which the Mortgage purports to create and (B) an opinion of qualified FAA counsel or, if applicable, qualified local counsel in the jurisdiction where the Aircraft to be replaced is registered, in either case addressed to the Collateral Agent and in form and substance satisfactory to the Collateral Agent, respecting the due recordation of the Mortgage Supplement as a first priority Lien respecting such Replacement Aircraft, the registration of the ownership thereof and freedom from Liens of record (other than Permitted Liens); and

          (8)  the Company shall have delivered to the Collateral Agent (A) a copy of the original bill of sale respecting such Replacement Airframe and Replacement Engines, if any, and (B) appropriate instruments assigning to the Collateral Agent the benefits, if any, of all manufacturer's and vendor's warranties generally available and permitted to be assigned by the Company with respect to such Replacement Airframe and/or Replacement Engine.

        (d)    Non-Insurance Payments Received on Account of an Event of Loss.

        As between the Collateral Agent and the Company, any payments on account of an Event of Loss (other than insurance proceeds or other payments the application of which is provided for in

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Section 3.6 hereof, or elsewhere in this Mortgage, as the case may be, or payments in respect of damage to the business or property, of the Company) with respect to any Airframe, Engine or Part received at any time by the Collateral Agent or by the Company from any governmental authority or other Person will be applied as follows:

            (i)  if such payments are received with respect to an Event of Loss as to any Aircraft, and the relevant Airframe or the relevant Airframe and Engines or engines installed thereon are being replaced by the Company pursuant to Section 3.5(a) hereof, such payments shall be paid over to, or retained by, the Collateral Agent as security and upon completion of such replacement (or upon the closing therefor) and compliance with the provisions of Sections 3.5(a) and (c) with respect to the Event of Loss for which such payments are made, paid over to or retained by the Company;

          (ii)  if such payments are received with respect to an Event of Loss to an Engine or Part (not involving an Event of Loss as to an Airframe) that has been or is being replaced by the Company pursuant to Section 3.4(e) hereof, such payments shall be paid over to, or retained by, the Company; and

          (iii)  if such payments are received with respect to an Event of Loss as to an Aircraft, if the relevant Airframe or the relevant Airframe and Engines or engines installed thereon has not or have not been and will not be replaced as contemplated by Section 3.5(a) hereof, such payments shall be applied to the prepayment required pursuant to Section 3.2(b) of the Credit Agreement and the payment of any other Obligations then due and payable and thereafter, the balance, if any, of such payment shall be promptly paid over to, or retained by, the Company.

        (e)    Requisition of Use.

        In the event of a requisition for use by any government, so long as it does not constitute an Event of Loss, of any Airframe and the Engines or engines installed on such Airframe so long as any Airframe or Engine is subject to the Lien of this Mortgage, the Company shall promptly notify the Collateral Agent of such requisition and all of the Company's obligations under this Mortgage shall continue to the same extent as if such requisition had not occurred. So long as no Event of Default shall have occurred and be continuing, any payments received by the Collateral Agent or the Company from such government with respect to such requisition of use shall be paid over to, or retained by, the Company. In the event of an Event of Loss of an Engine resulting from the requisition for use by a government of such Engine (but not an Airframe), the Company will replace such Engine hereunder by complying with the terms of Section 3.4(e) hereof and any payments received by the Collateral Agent or the Company from such government with respect to such requisition shall be paid over to, or retained by, the Company.

        (f)    Application of Payments During Existence of Event of Default.

        Any amount referred to in this Section 3.5 which is payable to the Company (or any Lessee) shall not be paid to or retained by the Company (or such Lessee), if at the time of such payment or retention an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Collateral Agent as security for the Obligations and, if the aggregate unpaid principal amounts of the Loans shall be declared to be due and payable pursuant to the Credit Agreement, applied against the Obligations as and when due. Upon the earlier of (a) such time as there shall not be continuing any such Event of Default or (b) the termination of this Mortgage in accordance with Section 7.12, such amount, and any interest realized thereon pursuant to Section 6.1 hereof, shall be paid over to the Company (or such Lessee) to the extent not previously applied in accordance with the preceding sentence.

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        SECTION 3.6.    Insurance.

        (a)    Public Liability and Property Damage Insurance.

        (I)  Except as provided in clause (II) of this Section 3.6(a), the Company will carry or cause to be carried at its or any Lessee's expense (i) aircraft public liability (including, without limitation, passenger legal liability) (and including aircraft war risk and hijacking insurance, if and to the extent the same is maintained by the Company (or any Lessee) with respect to other aircraft owned or leased, and operated by the Company (or such Lessee) on the same routes) insurance and property damage insurance (exclusive of manufacturer's product liability insurance) with respect to each of the Aircraft, in an amount not less than the greater of (x) with respect to each Aircraft of any type, the amount of public liability and property damage insurance from time to time applicable to aircraft owned or operated by the Company of the same type and (y) the amount of public liability and property damage maintained by the Company for such Aircraft on the Effective Date and (ii) cargo liability insurance, in the case of both clause (i) and clause (ii), (A) with respect to Aircraft of any type, of the type and covering the same risks as from time to time applicable to aircraft operated by the Company of the same type as the Aircraft and (B) which is maintained in effect with insurers of recognized responsibility. Any policies of insurance carried in accordance with this paragraph (a) and any policies taken out in substitution or replacement for any of such policies (A) shall be amended to name the Secured Creditors (but without imposing on any such party liability to pay the premiums for such insurance) (and, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) as additional insureds as their interest may appear, (B) shall provide that in respect of the interest of the Secured Creditors (and, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) in such policies the insurance shall not be invalidated by any action or inaction of the Company (or, if any Lease is then in effect, any Lessee) or any other Person and shall insure the Secured Creditors (and, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or, if any Lease is then in effect, any Lessee), (C) may provide for self-insurance to the extent permitted by Section 3.6(d) and (D) shall provide that if the insurers cancel such insurance for any reason whatever or if any material change is made in such insurance which adversely affects the interest of the Secured Creditors (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease), or such insurance shall lapse for non-payment of premium, such cancellation, lapse or change shall not be effective as to the Secured Creditors (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) for thirty (30) days (seven (7) days in the case of war risk and allied perils coverage) after issuance to the Collateral Agent of written notice by such insurers of such cancellation, lapse or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable. Each liability policy (1) shall be primary without right of contribution from any other insurance which is carried by the Secured Creditors (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease), (2) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, and (3) shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Secured Creditors (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) to the extent of any moneys due to the Secured Creditors (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease).

        (II)  During any period that an Aircraft is on the ground and not in operation, the Company may, in relation to such Aircraft, carry or cause to be carried, in lieu of the insurance required by clause (I) above, insurance otherwise conforming with the provisions of said clause (I) except that (A) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by the Company of the

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same type as such Aircraft and which are on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by the Company of the same type which are on the ground and not in operation.

        (b)    Insurance Against Loss or Damage to the Aircraft.

        (I)  Except as provided in clause (II) of this Section 3.6(b), the Company shall maintain or cause to be maintained in effect, at its or any Lessee's expense, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the Aircraft and all-risk ground and flight coverage of Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, war risk and governmental confiscation and expropriation (other than by the government of registry of the relevant Aircraft) and hijacking insurance, if and to the extent the same is maintained by the Company (or, if a Lease is then in effect, any Lessee) with respect to other of the same type aircraft owned or operated by the Company (or such Lessee) on the same routes, except that the Company (or such Lessee) shall maintain war risk and governmental confiscation and expropriation (other than by the government of registry of the relevant Aircraft) and hijacking insurance if the Aircraft are operated on routes where the custom is for major international air carriers flying comparable routes to carry such insurance) which is of the type as from time to time applicable to aircraft owned or operated by the Company of the same type as the Aircraft; provided that such insurance shall at all times while the Aircraft are subject to this Mortgage be for an amount (subject to self-insurance to the extent permitted by Section 3.6(d)) not less than the amount of insurance of the same type maintained by the Company on the Effective Date with respect to the Aircraft. Any policies carried in accordance with this paragraph (b) covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall be amended to name the Collateral Agent as a loss payee, as its interest may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (ii) may provide for self-insurance to the extent permitted in Section 3.6(d), (iii) shall provide that (A) in the event of a loss involving proceeds in excess of an amount equal to 13.5% of the Appraised Value of the Aircraft subject to such event of loss, the proceeds in respect of such loss up to an amount equal to the amount of the reduction in the Total Revolving Commitments as required by Section 7.5(a)(iii) of the Credit Agreement with respect to such loss (the "Balance Due"), shall be payable to the Collateral Agent (except in the case of a loss with respect to an Engine installed on an airframe other than an Airframe, in which case the Company (or any Lessee) shall arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Collateral Agent whether such payment is made to the Company (or any Lessee) or any third party), it being understood and agreed that in the case of any payment to the Collateral Agent otherwise than in respect of an Event of Loss, the Collateral Agent shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Company or its order, and (B) the entire amount of any loss involving total proceeds equal to the amount set forth in clause (A) above or less or the amount of any proceeds of any loss in excess of the Balance Due shall be paid to the Company or its order unless an Event of Default shall have occurred and be continuing and the insurers shall have been notified thereof by the Collateral Agent, (iv) shall provide that if the insurers cancel such insurance for any reason whatever, or such insurance lapses for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of the Collateral Agent, such cancellation, lapse or change shall not be effective as to the Collateral Agent (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) for thirty (30) days (seven (7) days in case of hull war risk and allied perils coverage) after issuance to the Collateral Agent (or, if any Lease is in effect, the Company in its capacity as lessor under the Lease) of written notice by such insurers of such cancellation, lapse or change; provided, however, that if any notice period specified above is not generally obtainable, such policies shall provide for as long a period of prior notice as shall then be generally obtainable, (v) shall

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provide that in respect of the interest of the Collateral Agent (and, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) in such policies the insurance shall not be invalidated by any action or inaction of the Company (or, if a Lease is then in effect, any Lessee) or any other Person and shall insure the Collateral Agent (and, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease) regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or, if a Lease is then in effect, any Lessee), (vi) shall be primary without any right of contribution from any other insurance which is carried by the Secured Creditors (or, if any Lease shall be in effect, the Company in its capacity as lessor under the Lease), (vii) shall waive any right of subrogation of the insurers against the Secured Creditors (and if any Lease shall be in effect, the Company in its capacity as lessor under the Lease), and (viii) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Secured Creditors or the Company (or any Lessee) to the extent of any moneys due to the Collateral Agent. In the case of a loss with respect to an engine (other than an Engine) installed on an Airframe, the Collateral Agent shall hold any payment to it of any insurance proceeds in respect of such loss for the account of the Company or any other third party that is entitled to receive such proceeds.

        As between the Collateral Agent and the Company, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:

          (w)  if such payment is received as the result of an Event of Loss with respect to an Airframe (the Airframe and any Engines installed thereon) that has been or is being replaced by the Company as contemplated by Section 3.5(a) hereof, such payments shall be paid over to, or retained by, the Collateral Agent and upon completion of such replacement be paid over to the Company;

          (x)  if such payments are received with respect to an Airframe (or the Airframe and the Engines installed thereon) that has not been or is not being replaced by the Company as contemplated by Section 3.5(a) hereof, so much of such payments remaining, after reimbursement of the Collateral Agent for reasonable costs and expenses, as shall not exceed the Balance Due shall be applied in reduction of the Company's obligation to pay the Balance Due in accordance with Section 3.2(a) of the Credit Agreement, if not already paid by the Company, or, if already paid by the Company, shall be applied to reimburse the Company for its payment of such Balance Due, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, the Company (or if directed by the Company, any Lessee); and

          (y)  if such payments are received with respect to an Engine under the circumstances contemplated by Section 3.4(e) hereof, so much of such payments remaining, after reimbursement of the Collateral Agent for reasonable costs and expenses, shall be paid over to, or retained by, the Company (or if directed by the Company, any Lessee); provided that the Company shall have fully performed or, concurrently therewith, will fully perform, the terms of Section 3.4(e) hereof with respect to the Event of Loss for which such payments are made.

        As between the Collateral Agent and the Company, the insurance payments for any property damage or loss to any Airframe or Engine not constituting an Event of Loss with respect thereto will be applied in payment for repairs or for replacement property in accordance with the terms of Sections 3.2(c) and 3.4 hereof, if not already paid for by the Company (or any Lessee), and any balance (or if already paid for by the Company (or any Lessee), all such insurance proceeds) remaining after compliance with such Sections with respect to such loss shall be paid to the Company (or any Lessee if directed by the Company).

        (II)  During any period that an Aircraft is on the ground and not in operation, the Company may, in relation to such Aircraft, carry or cause to be carried, in lieu of the insurance required by clause (b)(I) above, insurance otherwise conforming with the provisions of said clause (b)(I) except that

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the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by the Company of the same type similarly on the ground and not in operation; provided that the Company shall maintain insurance against risk of loss or damage to such Aircraft in an amount at least equal to the amount of insurance of such type maintained by the Company on the Effective Date with respect to such Aircraft during such period that such Aircraft is on the ground and not in operation.

        (c)    Reports, etc.

        The Company will furnish, or cause to be furnished, to the Collateral Agent, on or before the Effective Date and on or before July 1, in each year thereafter commencing July 1, 2002 a report, signed by Aon Risk Services, Inc. of Minnesota, Marsh & McLennan, Incorporated or any other independent firm of insurance brokers reasonably acceptable to the Collateral Agent (the "Insurance Brokers"), describing in reasonable detail the insurance and reinsurance then carried and maintained with respect to the Aircraft and stating the opinion of such firm that the insurance then carried and maintained with respect to the Aircraft complies with the terms hereof; provided however, that all information contained in the foregoing report shall not be made available by the Secured Creditors to anyone except (A) to permitted transferees of the interest of the Secured Creditors who agree to hold such information confidential, (B) to the Secured Creditors' counsels or independent public accountants or independent insurance advisors who agree to hold such information confidential or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation. The Company will cause such Insurance Brokers to agree to advise the Collateral Agent in writing of any default in the payment of any premium and of any other act or omission on the part of the Company of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. To the extent such agreement is reasonably obtainable, the Company will also cause such Insurance Brokers to agree to advise the Collateral Agent in writing at least thirty (30) days (seven (7) days in the case of war risk and allied perils coverage) prior to the expiration or termination date of any insurance carried and maintained on the Aircraft pursuant to this Section 3.6. In addition, the Company will also cause such Insurance Brokers to deliver to the Collateral Agent, on or, prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by the Company to the Collateral Agent on the Effective Date. In the event that the Company or any Lessee shall fail to maintain or cause to be maintained insurance as herein provided, the Collateral Agent may at its sole option provide such insurance and, in such event, the Company shall, upon demand, reimburse the Collateral Agent for the cost thereof to the Collateral Agent, without waiver of any other rights the Collateral Agent may have.

        (d)    Self-Insurance.

        The Company may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section 3.6(b), insuring for maximum amounts which are less than the amounts required by such Section) in the insurance covering the risks required to be insured against pursuant to this Section 3.6 under a program applicable to all the aircraft in the Company's fleet, but in no case shall the aggregate amount of self-insurance in regard to Section 3.6(a) and Section 3.6(b) exceed during any policy year, with respect to all of the aircraft in the Company's fleet (including, without limitation, the Aircraft), the lesser of (a) 50% of the largest replacement value of any single aircraft in the Company's fleet or (b) 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which the Company carries insurance. In addition, the Company (and any Lessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurers.

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        (e)    Additional Insurance by the Collateral Agent and the Company.

        The Company (and any Lessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this Section 3.6, so long as such excess insurance is not in conflict with the insurance otherwise required hereunder.

        (f)    Indemnification by Government in Lieu of Insurance.

        Notwithstanding any provisions of this Section 3.6 requiring insurance, the Collateral Agent agrees to accept, in lieu of insurance against any risk with respect to an Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof or, upon the written consent of the Collateral Agent, other government of registry of such Aircraft or any agency or instrumentality thereof, against such risk in an amount which, when added to the amount of insurance against such risk maintained by the Company (or any Lessee) with respect to the Aircraft (including permitted self-insurance) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.6.

        (g)    Application of Payments During Existence of an Event of Default.

        Any amount referred to in paragraph (b) of this Section 3.6 which is payable to or retainable by the Company (or any Lessee) shall not be paid to or retained by the Company (or any Lessee) if at the time of such payment or retention an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Collateral Agent as security for the Obligations and, if the aggregate unpaid principal amount of the Notes shall be declared to be due and payable pursuant to the Credit Agreement, applied against the Obligations as and when due. Upon the earlier of (a) such time as there shall not be continuing any such Event of Default or (b) the termination of this Mortgage in accordance with Section 7.12, such amount, and any interest realized thereon pursuant to Section 6.1 hereof, shall be paid to the Company (or such Lessee) to the extent not previously applied in accordance with the preceding sentence.

        SECTION 3.7.    Filings.

        The Company will take, or cause to be taken, at the Company's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of this Mortgage in the office of the Federal Aviation Administration, pursuant to the Federal Aviation Act, and in such other places as may be required under any applicable law or regulation, each Mortgage Supplement and any financing statements or other instruments as are necessary, or reasonably requested by the Collateral Agent and appropriate, to maintain, so long as this Mortgage is in effect, the perfection and preservation of any Lien created by this Mortgage, or will furnish to the Collateral Agent timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Collateral Agent to take such action.

ARTICLE 4

REMEDIES OF THE COLLATERAL AGENT
UPON AN EVENT OF DEFAULT

        SECTION 4.1.    Event of Default.

        It shall be an Event of Default hereunder if under the Credit Agreement an "Event of Default" (as such term is defined in the Credit Agreement) shall occur; provided that if the Company shall have undertaken to cure any failure which arises under Section 3.2(c) hereof, or under the first sentence of Section 3.2(b) hereof as it relates to maintenance, service, repair or overhaul or under Section 3.4(a), (b), (c) or (d) hereof and, notwithstanding the diligence of the Company in attempting to cure such failure, such failure is not cured within 30 days but is curable with future due diligence, there shall exist no Event of Default so long as the Company is proceeding with due diligence to cure such failure and

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such failure is remedied not later than one hundred eighty (180) days after receipt by the Company of notice from the Collateral Agent of such failure; and provided further that any failure of the Company to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of an event that constitutes an Event of Loss so long as the Company is continuing to comply with all of the terms of Section 3.5 hereof.

        SECTION 4.2.    Remedies with Respect to Collateral.

        (a)    Remedies Available.

        Upon (i) the occurrence and continuance of any Event of Default, the Collateral Agent (in accordance with the provisions of Article 5 hereof) may, and upon the written instructions of the Required Lenders, the Collateral Agent shall, do one or more of the following; provided, however, that during any period that an Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 3.2(a) hereof and in possession of the United States government or an agency or instrumentality of the United States, the Collateral Agent shall not, on account of any Event of Default, be entitled to exercise any of the remedies specified in the following clauses (A), (B) and (C) in relation to such Aircraft in such manner as to limit the Company's control under this Mortgage of the relevant Airframe, or any Engines installed thereon, unless at least sixty (60) days' (or such lesser period as may then be applicable under the Air Mobility Command program of the United States Air Force) written notice of default hereunder shall have been given by the Collateral Agent by registered or certified mail to the Company (and any Lessee) with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the United States Air Force under any contract with the Company (or any Lessee) relating to such Aircraft:

          (A)  cause the Company, upon the written demand of the Collateral Agent, at the Company's expense, to deliver promptly, and the Company shall deliver promptly, all or such part of the Airframes, the Engines or other Collateral as the Collateral Agent may so demand to the Collateral Agent or its order, or the Collateral Agent, at its option, may enter upon the premises where all or any part of the Airframes, the Engines or other Collateral are located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove the same by summary proceedings or otherwise together with any engine which is not an Engine but which is installed on an Airframe, subject to all of the rights of the owner, lessor, lien or secured party of such engine; provided that an Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by the Company, may at the option of the Collateral Agent, be exchanged with the Company for an Engine in accordance with the provisions of Section 3.4(e) hereof;

          (B)  sell all or any part of the Airframes, Engines or other Collateral at public or private sale, whether or not the Collateral Agent shall at the time have possession thereof, as the Collateral Agent may determine, or lease or otherwise dispose of all or any part of the Airframes, the Engines or other Collateral as the Collateral Agent, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; provided, however, that the Company shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations; or

          (C)  exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the Uniform Commercial Code of the State of New York.

        Upon every taking of possession of Collateral under this Section 4.2, the Collateral Agent may, from time to time, at the expense of the Collateral Agent, make all such expenditures for maintenance,

22

insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, the Collateral Agent shall have the right to maintain, store, lease, control or manage the Collateral and to exercise all rights and powers of the Company relating to the Collateral in connection therewith, as the Collateral Agent shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Collateral Agent may determine; and the Collateral Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Collateral Agent under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Collateral Agent hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Collateral Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Collateral Agent may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Collateral Agent, and of all Persons properly engaged and employed by the Collateral Agent.

        In addition, the Company shall be liable for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Collateral Agent's remedies with respect thereto, including all costs and expenses incurred in connection with the retaking or return of any Airframe or Engines in accordance with the terms hereof or under the Uniform Commercial Code of the State of New York, which amounts shall, until paid, be secured by the Lien of this Mortgage.

        If an Event of Default shall have occurred and the Loans shall have been accelerated, at the request of the Collateral Agent the Company shall promptly execute and deliver to the Collateral Agent such instruments of title and other documents as the Collateral Agent may deem necessary or advisable to enable the Collateral Agent or an agent or representative designated by the Collateral Agent, at such time or times and place or places as the Collateral Agent may specify, to obtain possession of all or any part of the Collateral to which the Collateral Agent shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Collateral Agent, the Collateral Agent may obtain a judgment conferring on the Collateral Agent the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Collateral Agent, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so.

        Nothing in the foregoing shall affect the right of each Secured Creditor to receive all payments of principal of, and interest on, the Obligations held by such Secured Creditor and all other amounts owing to such Secured Creditor as and when the same may be due.

        (b)    Notice of Sale.

        The Collateral Agent shall give the Company at least fifteen (15) days' prior written notice of the date fixed for any public sale of any Airframe or Engine or the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice, and any such public sale shall be conducted in general so as to afford the Company (and any Lessee) a reasonable opportunity to bid.

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        (c)    Receiver.

        If any Event of Default shall occur and be continuing, to the extent permitted by law, the Collateral Agent shall be entitled, as a matter of right as against the Company, without notice or demand and without regard to the adequacy of the security for the Obligations or the solvency of the Company, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of the Collateral and of the tolls, rents, revenues, issues, income, products and profits thereof.

        (d)    Concerning Sales.

        At any sale under this Article, any Secured Creditor may bid for and purchase the property offered for sale, may make payment on account thereof as herein provided, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any purchaser shall be entitled, for the purpose of making payment for the property purchased, to deliver any of the Notes or other Obligations in lieu of cash in the amount which shall be payable thereon as principal or interest. Said Notes and other Obligations, in case the amount so payable to the holders thereof shall be less than the amounts due thereon, shall be returned to the holders thereof after being stamped or endorsed to show partial payment.

        SECTION 4.3.    Waiver of Appraisement, etc., Laws.

        To the full extent that it may lawfully so agree, the Company agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension, or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral, or any part thereof, or the possession thereof by any purchaser at any sale under this Article; but the Company, for itself and all who may claim under it, so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. The Company, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the property in the Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclosure this Mortgage may order the sale of the Collateral as an entirety.

        SECTION 4.4.    Application of Proceeds.

        (a)  All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral shall be applied as follows:

            (i)  first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (ii) and (iii) of the definition of Obligations;

          (ii)  second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors, with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed;

          (iii)  third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Mortgage pursuant to Section 7.12 hereof, to the Company or as required by applicable law.

        (b)  For purposes of this Mortgage "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Obligations and the denominator of which is the then outstanding amount of all Obligations.

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        (c)  If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Secured Creditors, with each Secured Creditor whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Creditor and the denominator of which is the unpaid Obligations of all Secured Creditors entitled to such distribution.

        (d)  It is understood that the Company shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i) and (ii) of Section 4.4(a).

        SECTION 4.5.    Remedies Cumulative.

        Each and every right, power and remedy hereby specifically given to the Collateral Agent or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Mortgage or the other Loan Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on the Company in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

        SECTION 4.6.    Discontinuance of Proceedings.

        In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Company, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Mortgage, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted (but otherwise without prejudice).

ARTICLE 5

INDEMNITY

        SECTION 5.1.    Indemnity.

        (a)  The Company agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and their successors, permitted assigns, employees, agents and servants (hereinafter in this Section 5.1 referred to as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 5.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this

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Mortgage, any other Loan Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage); provided that no Indemnitee shall be indemnified pursuant to this Section 5.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Company agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Company shall assume full responsibility for the defense thereof. Indemnitees agree to use their best efforts to promptly notify the Company of any such assertion of which such Indemnitees have knowledge.

        (b)  Without limiting the application of Section 5.1(a), the Company agrees to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

        (c)  Without limiting the application of Section 5.1(a) or (b), the Company agrees to pay, indemnify and hold the Indemnitees harmless from and against any loss, costs, damages and expenses which the Indemnitees may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Company in this Mortgage, or any other Loan Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Mortgage, or any other Loan Document.

        (d)  If and to the extent that the obligations of the Company under this Section 5.1 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

        SECTION 5.2.    Indemnity Obligations Secured by Collateral; Survival.

        Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral until the Termination Date. The indemnity obligations of the Company contained in this Section 5 shall continue in full force and effect notwithstanding that the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding.

ARTICLE 6

INVESTMENT OF SECURITY FUNDS

        SECTION 6.1.    Investment of Security Funds.

        Any monies paid to or retained by the Collateral Agent which are required to be paid to the Company or applied for the benefit of the Company (including, without limitation, amounts payable to

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the Company under Sections 3.5(d), 3.5(f), 3.6(b) and 3.6(g) hereof), but which the Collateral Agent is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of an Event of Default), shall, until paid to the Company or applied as provided herein, be invested by the Collateral Agent at the written authorization and direction of the Company from time to time at the sole expense and risk of the Company in Permitted Investments. After the occurrence and during the continuance of an Event of Default, Permitted Investments will be selected by the Collateral Agent at its discretion. At the time of such payment or application, there shall be remitted to the Company any gain (including interest received) realized as the result of any such investment (net of any fees, commissions, other expenses or losses, if any, incurred in connection with such investment) unless an Event of Default shall have occurred and be continuing. The Collateral Agent shall not be liable for any loss relating to a Permitted Investment made pursuant to this Article 6. The Company will promptly pay to the Collateral Agent, on demand, the amount of any loss (net of any gains, including interest received) realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

ARTICLE 7

MISCELLANEOUS

        SECTION 7.1.    No Legal Title to Collateral.

        No Secured Creditor shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any right, title and interest of a Secured Creditor in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee of such Secured Creditor to an accounting or to the transfer to it of legal title to any part of the Collateral.

        SECTION 7.2.    Sale of the Aircraft by Collateral Agent Is Binding.

        Any sale or other conveyance of the Aircraft, the Airframe, any Engine or any interest therein by the Collateral Agent made pursuant to the terms of this Mortgage shall bind the Secured Creditors and the Company, and shall be effective to transfer or convey all right, title and interest of the Collateral Agent, the Company, and the Secured Creditors in and to the Aircraft, the Airframe, any Engine or any interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Collateral Agent;

        SECTION 7.3.    Benefit of Mortgage.

        Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Company, the Collateral Agent, and the Secured Creditors any legal or equitable right, remedy or claim under or in respect of this Mortgage.

        SECTION 7.4.    Notices.

        Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and shall be delivered, mailed, telegraphed, telexed, facsimile transmitted or cabled, addressed:

  (a)
  if to the Company, at its office at:

      2700 Lone Oak Parkway
      Eagan, MN 55121
      Telecopy: (612) 726-0665
      Attention: Senior Vice President—Finance and Treasurer

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  (b)
  if to the Collateral Agent:

      One Chase Manhattan Plaza
      Loan and Agency Services Group
      8th Floor
      New York, New York 10081
      Telecopy (212) 552-5650
      Attention: Jesus Sang

      with a copy to:

      Matthew Massie
      Aerospace Group
      270 Park Avenue
      38th Floor
      New York, New York 10017
      Telecopy (212) 270-5100

        (c)  if to any Secured Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Secured Creditor shall have specified in the Credit Agreement;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. All such notices and communications shall, when mailed, telegraphed, telexed, facsimile transmitted or cabled or sent by overnight courier, be effective on the third Business Day following deposit in the U.S. mails, certified, return receipt requested, when delivered to the telegraph company, cable company or on the day following delivery to an overnight courier, as the case may be, or when sent by telex or facsimile device, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent.

        SECTION 7.5.    Waiver; Amendment.

        None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Company and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 11.1 of the Credit Agreement, all of the Lenders).

        SECTION 7.6.    Obligations Absolute.

        The obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Company, except to the extent that the enforceability thereof may be limited by any such event; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Mortgage or any other Loan Document, except as specifically set forth in a waiver granted pursuant to Section 7.5; or (c) any amendment to or modification of any Loan Document or any security for any of the Obligations; whether or not the Company shall have notice or knowledge of any of the foregoing, except as specifically set forth in an amendment or modification executed pursuant to Section 7.5.

        SECTION 7.7.    Successors and Assigns.

        This Mortgage shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each Secured Creditor and their respective successors and assigns; provided, that the Company may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by the Company herein or in any certificate or other instrument

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delivered by the Company or on its behalf under this Mortgage shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Mortgage and the other Loan Documents regardless of any investigation made by the Secured Creditors or on their behalf

        SECTION 7.8.    Headings Descriptive.

        The headings of the several sections of this Mortgage are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Mortgage.

        SECTION 7.9.    Severability.

        Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 7.10.    Governing Law.

        THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD DICTATE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

        SECTION 7.11.    Company's Duties.

        It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Company shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Mortgage, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or with respect to any Collateral.

        SECTION 7.12.    Termination; Release.

        (a)  After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 5.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the Company, will promptly execute and deliver to the Company a proper instrument or instruments acknowledging the satisfaction and termination of this Mortgage, and will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such of its Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage. As used in this Mortgage, "Termination Date" shall mean the date upon which the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit are outstanding.

        (b)  In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 11.1 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement, such Collateral will be sold free and clear of the Liens created by this Mortgage and the Collateral Agent, at the request and expense of the Company, will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such of the Collateral of the Company as is then being (or has

29

been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Mortgage.

        (c)  At any time that the Company desires that Collateral be released as provided in the foregoing Section 7.12(a) or (b), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer or another authorized senior officer stating that the release of the respective Collateral is permitted pursuant to Section 7.12(a) or (b). If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Company shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 7.

        SECTION 7.13.    Counterparts.

        This Mortgage may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Collateral Agent.

        SECTION 7.14.    The Collateral Agent.

        The Collateral Agent will hold in accordance with this Mortgage all items of the Collateral at any time received under this Mortgage. It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Mortgage, acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Mortgage, are only those expressly set forth in this Mortgage. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 10 of the Credit Agreement.

        SECTION 7.15.    Limited Obligations.

        It is the desire and intent of the Company, the Collateral Agent and the Secured Creditors that this Mortgage shall be enforced against the Company to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of the Company under this Mortgage shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers, which laws would determine the solvency of the Company by reference to the full amount of the Obligations at the time of the execution and delivery of this Mortgage), then the amount of the Obligations of the Company shall be deemed to be reduced and the Company shall pay the maximum amount of the Obligations which would be permissible under the applicable law.

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        IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers, as the case may be, there unto duly authorized, as of the day and year first above written.

NORTHWEST AIRLINES, INC.
By:	/s/ Daniel B. Matthews
Name:	Daniel B. Matthews
Title:	Senior Vice President & Treasurer
THE CHASE MANHATTAN BANK, as Collateral Agent
By:	/s/ Matthew H. Massie
Name:	Mathew H. Massie
Title:	Managing Director

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Appendix A

DEFINITIONS RELATING TO THE
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

        Unless otherwise defined herein, terms used in the Mortgage shall have the meaning provided thereto in the "Credit Agreement" as defined herein. The definitions stated herein shall apply equally to both the singular and plural forms of the terms defined.

        "Additional Parts" has the meaning given such term in Section 3.4(d) of the Mortgage.

        "Administrative Agent" has the meaning given to such term in the Credit Agreement.

        "Aircraft" means each of the Airframes (or any airframes which are part of any Replacement Aircraft substituted therefor pursuant to Section 3.4 or 3.5 of the Mortgage) together with the Engines (if any) installed thereon (or any Replacement Engines substituted for said Engines pursuant to Section 3.4 of the Mortgage), whether or not any of such initial or substitute Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft.

        "Airframes" means each of the airframes described in Section 2.1(a) of the Mortgage, and any airframes which are part of any Replacement Aircraft that may from time to time be substituted pursuant to Section 3.4 or 3.5 of the Mortgage, together with any and all Parts (other than Engines or engines) so long as the same shall be incorporated or installed therein or attached thereto.

        "Balance Due" has the meaning given such term in Section 3.6(b) of the Mortgage.

        "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, and any successor provisions thereof

        "Certificated Air Carrier" means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

        "Citizen of the United States" has the meaning specified in Section 40102(a)(15) of Title 49 of the United States Code.

        "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program, currently administered by the United States Air Force Military Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

        "Collateral" has the meaning given to such term in Section 2.1 of the Mortgage.

        "Collateral Agent" has the meaning specified in the preamble to the Mortgage.

        "Company" has the meaning specified in the preamble to the Mortgage.

        "Contract Rights" mean all of the Company's right, title and interest in and to any purchase agreement, modification agreement and buyer-furnished equipment agreement, as and to the extent that the same relates to any Aircraft and the operation thereof, including, without limitation, (a) all claims for damages in respect of any Aircraft arising as a result of any default by the manufacturer or the seller under any purchase agreement, modification agreement and buyer-furnished equipment agreement, in respect of such Aircraft, including, without limitation, all warranty, service life policy, aircraft performance guarantee and indemnity provisions in such agreements in respect of any Aircraft and all claims thereunder and (b) any and all rights of the Company to compel performance of the terms of any purchase agreement, modification agreement and buyer-furnished equipment agreement, in respect of any Aircraft.

        "Credit Agreement" shall mean the Credit and Guarantee Agreement, dated as of October 24, 2000, among Northwest Airlines Corporation, Northwest Airlines Holdings Corporation, NWA Inc., Northwest Airlines, Inc., the lenders and agents from time to time party thereto and The Chase

Manhattan Bank, as administrative agent, as amended, modified and/or supplemented from time to time.

        "Default" means an event which, with the giving of notice, lapse of time or both would become an Event of Default.

        "Dollars" and "$" mean the lawful currency of the United States of America.

        "Effective Date" means October 23, 2001.

        "Engines" means each of the engines described in Section 2.1(a) of the Mortgage whether or not from time to time installed on any Airframe or on any other aircraft, and any Replacement Engine that may from time to time be substituted, pursuant to Section 3.4 of the Mortgage, for such Engine; together in each case with any and all Parts incorporated or installed in or attached thereto.

        "Event of Default" has the meaning given such term in Section 4.1 of the Mortgage.

        "Event of Loss" with respect to the Aircraft, the Airframes, or the Engines means any of the following events with respect to such property:

          (i)    the loss of such property or the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by the Company for any reason whatsoever;

          (i)    any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss;

          (ii)  the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States government or any other government of registry of an Aircraft, or any agency or instrumentality of any thereof) which in the case of any event referred to in this clause (iii) (other than a requisition of title) shall have resulted in the loss of possession of such property by the Company for a period in excess of 180 consecutive days or, in the case of a requisition of title, the requisition of title shall not have been reversed within 90 days from the date of such requisition of title;

          (iii)  as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of an Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days; and

          (iv)  any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 3.2(a) of the Mortgage.

        An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the relevant Airframe.

        "Federal Aviation Act" means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

        "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration, and any agency or instrumentality of the United States government succeeding to its functions.

        "Foreign Air Carrier" means any air carrier which is not a U.S. Air Carrier and which performs maintenance, preventative maintenance and inspections for an Aircraft, an Airframe, the Parts and/or the related Engines or engines to standards which are approved by, or which are substantially

2

equivalent to those required by, the Federal Aviation Administration, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (or any agency or instrumentality of the applicable government succeeding to the jurisdiction of the foregoing entities).

        "Guarantor" or "Guarantors" has the meaning provided in the Credit Agreement.

        "Indemnitees" has the meaning given by such term in Section 5.1 of the Mortgage.

        "Lease" means any lease permitted by the terms of Section 3.2(a)(x) of the Mortgage.

        "Lessee" means any lessee permitted by the terms of Section 3.2(a)(x) of the Mortgage.

        "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or lien of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any capital lease having substantially the same economic effect as any of the foregoing).

        "Mortgage" means the Aircraft Mortgage and Security Agreement covering the Collateral, dated as of October 23, 2001, between the Company and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

        "Mortgage Supplement" means any Mortgage and Security Agreement Supplement substantially in the form of Exhibit A to the Mortgage, and any other supplement to the Mortgage, from time to time executed and delivered.

        "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company to any Agent or Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, the Credit Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or Lender that are required to be paid by the Company pursuant hereto) or otherwise; (ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs.

        "Obsolete Parts" has the meaning given such term in Section 3.4(d) of the Mortgage.

        "Officer's Certificate" means, as to any Person, a certificate signed by the Chairman, the Vice Chairman, the President, any Executive Vice President, any Director, any Senior Vice President, any Vice President, any Assistant Vice President, the Treasurer or any Assistant Treasurer, the Secretary, or any Assistant Secretary of such Person.

        "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats, buyer furnished equipment, and other equipment of whatever nature (other than (a) complete

3

Engines or engines, (b) items leased by the Company from a third party and (c) cargo containers) which may from time to time be incorporated or installed in or attached to any Airframe or any Engine.

        "Permitted Investments" means (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of 90 days or less from date of purchase thereof, (ii) certificates of deposit issued by, bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody's Investors Service, Inc. ("Moody's") or AA or better by Standard & Poor's Ratings Services ("S&P") and having a final maturity of 90 days or less from date of purchase thereof, and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of Al by S&P or P1 by Moody's and having a final maturity of 90 days or less from the date of purchase thereof, provided that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus.

        "Permitted Lessee" means any air carrier domiciled in a country listed in Schedule III to the Mortgage.

        "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

        "Replacement Aircraft" means any Aircraft of which a Replacement Airframe is part.

        "Replacement Airframe" means an aircraft (except Engines or engines from time to time installed thereon), which shall have been made subject to the Lien of the Mortgage pursuant to Section 3.4 or 3.5 thereof.

        "Replacement Closing Date" has the meaning given such term in Section 3.5(c) of the Mortgage.

        "Replacement Engine" means an aircraft engine suitable for installation and use on the relevant Airframe and which has a value, utility and remaining useful life (except for maintenance cycle condition) at least equal to the Engine which it is replacing, assuming such Engine was of the value, utility and remaining useful life (except for maintenance cycle condition) required by the terms of the Mortgage, and which shall have been made subject to the Lien of the Mortgage pursuant to Section 3.4 or 3.5 of the Mortgage.

        "Secured Creditors" has the meaning given such term in the preamble to the Mortgage.

        "Termination Date" has the meaning given to such term in Section 7.12 of the Mortgage.

        "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

        "U.S. Air Carrier" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof

        "Wet Lease" means any arrangement whereby the Company (or any Lessee) agrees to furnish any Airframe and the Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of the Company (or any Lessee) possessing all current certificates and licenses that would be required under the Federal

4

Aviation Act or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of the Company (or any Lessee) and (ii) shall be maintained by the Company (or any Lessee) in accordance with its normal maintenance practices.

5

EXHIBIT A

FORM OF AIRCRAFT MORTGAGE AND SECURITY
AGREEMENT SUPPLEMENT NO.

        Aircraft Mortgage and Security Agreement Supplement No.    dated                        ("Mortgage Supplement") of NORTHWEST AIRLINES, INC. (the "Company").

W I T N E S S E T H:

        WHEREAS, the Aircraft and Security Mortgage Agreement, dated as of October 23, 2001, (the "Mortgage"), between the Company and The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent"), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Aircraft (such term and other defined terms in the Mortgage being used herein with the same meanings), and shall specifically grant a security interest in the Aircraft to the Collateral Agent; and

        WHEREAS, the Company has, as provided in the Mortgage, heretofore executed and delivered to the Collateral Agent                        Mortgage Supplement(s) for the purpose of specifically subjecting to the Lien of the Mortgage certain airframes and/or engines therein described, which Mortgage Supplement(s) is/are dated and has/have been duly recorded with the FAA as set forth below, to wit:

Date	Recordation Date	FAA Document Number

        NOW, THEREFORE, in order to secure the prompt payment of the Obligations, subject to the terms and conditions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration given to the Company at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Company has mortgaged, assigned, pledged, hypothecated and granted, and does hereby mortgage, assign, pledge, hypothecate and grant, a continuing security interest in, and mortgage lien on, the property comprising all its right, title and interest in and to the Airframes and Engines described in Annex A attached hereto, whether or not such Engines shall be installed in or attached to the Airframes or any other aircraft, to the Collateral Agent, its successors and assigns, for the benefit and security of the Secured Creditors;

        To have and to hold all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, for the benefit and security of the Secured Creditors and for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

        This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed and terms not otherwise defined herein shall have the meaning provided in the Mortgage.

        THIS MORTGAGE SUPPLEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD, DICTATE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

6

        IN WITNESS WHEREOF, the Company has caused this Supplement No.    to be duly executed by one of its duly authorized officers, as of the day and year first above written.

NORTHWEST AIRLINES, INC.
By:	Title:

7

Annex A
to Mortgage Supplement No.

DESCRIPTION OF AIRFRAME AND ENGINES
AIRFRAME

Schedule I
to MORTGAGE

SCHEDULE OF AIRFRAMES AS PART OF THE COLLATERAL

Manufacturer	Model	Registration No.	Manufacturer's Serial No.
McDonnell Douglas	DC-9-31	N8929E	45866
McDonnell Douglas	DC-9-31	N8928E	45865
McDonnell Douglas	DC-9-15	N9348	45787
McDonnell Douglas	DC-9-14	N948L	47049
McDonnell Douglas	DC-9-14	N930RC	45729
McDonnell Douglas	DC-9-14	N8908E	45749
McDonnell Douglas	DC-9-14	N8909E	45770
McDonnell Douglas	DC-9-14	N8911E	45825
McDonnell Douglas	DC-9-14	N8912E	45829
McDonnell Douglas	DC-9-41	N750NW	47114
McDonnell Douglas	DC-9-41	N75INW	47115
McDonnell Douglas	DC-9-41	N752NW	47116
McDonnell Douglas	DC-9-41	N753NW	47117
McDonnell Douglas	DC-9-41	N754NW	47178
McDonnell Douglas	DC-9-41	N755NW	47179
McDonnell Douglas	DC-9-41	N756NW	47180
McDonnell Douglas	DC-9-41	N758NW	47286
McDonnell Douglas	DC-9-41	N759NW	47287
McDonnell Douglas	DC-9-41	N760NW	47288
McDonnell Douglas	DC-9-41	N762NW	47395
McDonnell Douglas	DC-9-41	N763NW	47396
McDonnell Douglas	DC-9-51	N760NC	47708
McDonnell Douglas	DC-9-51	N761NC	47709
McDonnell Douglas	DC-9-51	N762NC	47710
McDonnell Douglas	DC-9-51	N763NC	47716
McDonnell Douglas	DC-9-51	N764NC	47717
McDonnell Douglas	DC-9-51	N765NC	47718
McDonnell Douglas	DC-9-51	N766NC	47739
McDonnell Douglas	DC-9-51	N767NC	47724
McDonnell Douglas	DC-9-51	N768NC	47729
McDonnell Douglas	DC-9-51	N775NC	47785
McDonnell Douglas	DC-9-51	N776NC	47786
McDonnell Douglas	DC-9-51	N777NC	47787
McDonnell Douglas	DC-9-51	N787NC	48149
McDonnell Douglas	DC-9-51	N600TR	47783
Boeing	727-251	N201US	22154
Boeing	727-251	N202US	22155
Boeing	727-251	N203US	22543
Boeing	727-251	N204US	22544
Boeing	727-251	N275US	21154
Boeing	727-251	N284US	21323
Boeing	727-251	N285US	21324
Boeing	727-251	N286US	21325
Boeing	727-251	N287US	21375
Boeing	727-251	N288US	21376
Boeing	727-251	N289US	21377

Boeing	727-251	N290US	21378
Boeing	727-251	N291US	21379
Boeing	727-251	N295US	21506
Boeing	727-251	N296US	21788
Boeing	727-251	N297US	21789
Boeing	727-251	N298US	22152
Boeing	727-251	N299US	22153
Boeing	727-2S7	N716RC	22021
Boeing	727-2S7	N718RC	22344
Boeing	727-2S7	N719RC	22490
Boeing	727-2S7	N720RC	22491
Boeing	727-2S7	N721RC	22492
Boeing	727-2M7	N722RW	21201
Boeing	727-2M7	N728RW	21741
Boeing	727-2M7	N729RW	21742

SCHEDULE OF ENGINES AS PART OF THE COLLATERAL

Manufacturer	Model	Manufacturer's Serial No.	Manufacturer	Model	Manufacturer's Serial No.
Pratt & Whitney	JT8D-7B(H)	653816	Pratt & Whitney	JT8D-7B(H)	655396
Pratt & Whitney	JT8D-7B(H)	655450	Pratt & Whitney	JT8D-7B(H)	655397
Pratt & Whitney	JT8D-7B	653510	Pratt & Whitney	JT8D-7B	653679
Pratt & Whitney	JT8D-7B	655129	Pratt & Whitney	JT8D-7B	654107
Pratt & Whitney	JT8D-7B	655302	Pratt & Whitney	JT8D-7B	649539
Pratt & Whitney	JT8D-7B	653658	Pratt & Whitney	JT8D-7B	653642
Pratt & Whitney	JT8D-7B(H)	649121	Pratt & Whitney	JT8D-7B(H)	657535
Pratt & Whitney	JT8D-7B	657626	Pratt & Whitney	JT8D-7B	648879
Pratt & Whitney	JT8D-7B	649545	Pratt & Whitney	JT8D-7B	649472
Pratt & Whitney	JT8D-11	666740	Pratt & Whitney	JT8D-11	676171
Pratt & Whitney	JT8D-11(H)	666744	Pratt & Whitney	JT8D-11(H)	676154
Pratt & Whitney	JT8D-11	666657	Pratt & Whitney	JT8D-11	676250
Pratt & Whitney	JT8D-11	666670	Pratt & Whitney	JT8D-11	666694
Pratt & Whitney	JT8D-11	676185	Pratt & Whitney	JT8D-11	676179
Pratt & Whitney	JT8D-11	676192	Pratt & Whitney	JT8D-11	676199
Pratt & Whitney	JT8D-11(H)	676228	Pratt & Whitney	JT8D-11(H)	676170
Pratt & Whitney	JT8D-11	676224	Pratt & Whitney	JT8D-11	676209
Pratt & Whitney	JT8D-11	676231	Pratt & Whitney	JT8D-11	676239
Pratt & Whitney	JT8D-11	676245	Pratt & Whitney	JT8D-11	676244
Pratt & Whitney	JT8D-11	676256	Pratt & Whitney	JT8D-11	676258
Pratt & Whitney	JT8D-11(H)	676230	Pratt & Whitney	JT8D-11(H)	676246
Pratt & Whitney	JT8D-17	688206	Pratt & Whitney	JT8D-17	688211
Pratt & Whitney	JT8D-17	688231	Pratt & Whitney	JT8D-17	688212
Pratt & Whitney	JT8D-17	688232	Pratt & Whitney	JT8D-17	688249
Pratt & Whitney	JT8D-17	688295	Pratt & Whitney	JT8D-17	688294
Pratt & Whitney	JT8D-17	688299	Pratt & Whitney	JT8D-17	688716
Pratt & Whitney	JT8D-17	688764	Pratt & Whitney	JT8D-17	688760
Pratt & Whitney	JT8D-17	688767	Pratt & Whitney	JT8D-17	688772
Pratt & Whitney	JT8D-17	688776	Pratt & Whitney	JT8D-17	688773
Pratt & Whitney	JT8D-17	688777	Pratt & Whitney	JT8D-17	688784
Pratt & Whitney	JT8D- 17	688792	Pratt & Whitney	JT8D-17	688785
Pratt & Whitney	JT8D- 17	688793	Pratt & Whitney	JT8D-17	688796
Pratt & Whitney	JT8D- 17	688827	Pratt & Whitney	JT8D-17	688816
Pratt & Whitney	JT8D- 17	688828	Pratt & Whitney	JT8D-17	688830
Pratt & Whitney	JT8D-17	688832	Pratt & Whitney	JT8D-17	688831
Pratt & Whitney	JT8D-7B(H)	649094	Pratt & Whitney	JT8D-7B(H)	657672
Pratt & Whitney	JT8D-7B(H)	654825
Pratt & Whitney	JT8D-15	649511
Pratt & Whitney	JT8D-15	648910	Pratt & Whitney	JT8D-15	700413
Pratt & Whitney	JT8D-15	653605	Pratt & Whitney	JT8D-15	653863
Pratt & Whitney	JT8D-15	700419	Pratt & Whitney	JT8D-15	654302
Pratt & Whitney	JT8D-15	654024	Pratt & Whitney	JT8D- 15	700421
Pratt & Whitney	JT8D-15	654676	Pratt & Whitney	JT8D-15	654702
Pratt & Whitney	JT8D-15	700519	Pratt & Whitney	JT8D-15	655124
Pratt & Whitney	JT8D-15	654918	Pratt & Whitney	JT8D-15	700796
Pratt & Whitney	JT8D-15	656885	Pratt & Whitney	JT8D-15	656928
Pratt & Whitney	JT8D-15	655874	Pratt & Whitney	JT8D-15	656984
Pratt & Whitney	JT8D-15	656971	Pratt & Whitney	JT8D-15	657142
Pratt & Whitney	JT8D-15	657054	Pratt & Whitney	JT8D-15	657077
Pratt & Whitney	JT8D-15	695254	Pratt & Whitney	JT8D-15	657151

Pratt & Whitney	JT8D-15	657143	Pratt & Whitney	JT8D-15	656110
Pratt & Whitney	JT8D-15	657207	Pratt & Whitney	JT8D-15	657278
Pratt & Whitney	JT8D- 15	657072	Pratt & Whitney	JT8D-15	657428
Pratt & Whitney	JT8D-15	657301	Pratt & Whitney	JT8D-15	657283
Pratt & Whitney	JT8D-15	657510	Pratt & Whitney	JT8D-15	657513
Pratt & Whitney	JT8D-15	667143	Pratt & Whitney	JT8D-15	657545
Pratt & Whitney	JT8D-15	657531	Pratt & Whitney	JT8D-15	695245
Pratt & Whitney	JT8D- 15	657695	Pratt & Whitney	JT8D-15	665600
Pratt & Whitney	JT8D-15	695251	Pratt & Whitney	JT8D-15	695204
Pratt & Whitney	JT8D-15	674407	Pratt & Whitney	JT8D-15	695252
Pratt & Whitney	JT8D-15	695303	Pratt & Whitney	JT8D-15	696466
Pratt & Whitney	JT8D-15	695258	Pratt & Whitney	JT8D-15	696495
Pratt & Whitney	JT8D-15	696475	Pratt & Whitney	JT8D-15	695289
Pratt & Whitney	JT8D- 17	655285	Pratt & Whitney	JT8D-17	688207
Pratt & Whitney	JT8D- 17	688833	Pratt & Whitney	JT8D-17	688230
Pratt & Whitney	JT8D-17	688216	Pratt & Whitney	JT8D-17	688846
Pratt & Whitney	JT8D- 17	688251	Pratt & Whitney	JT8D-17	688298
Pratt & Whitney	JT8D- 17	695275	Pratt & Whitney	JT8D-17	688761
Pratt & Whitney	JT8D-17	688719	Pratt & Whitney	JT8D-17	696530
Pratt & Whitney	JT8D- 17	696773	Pratt & Whitney	JT8D-17	707902
Pratt & Whitney	JT8D-17	696664
Pratt & Whitney	JT8D-17R	689862	Pratt & Whitney	JT8D-17R	689858
Pratt & Whitney	JT8D- 17R	689871	Pratt & Whitney	JT8D-17R	689864
Pratt & Whitney	JT8D-17R	689866	Pratt & Whitney	JT8D-17R	689872
Pratt & Whitney	JT8D-17R	689870	Pratt & Whitney	JT8D-17R	689868
Pratt & Whitney	JT8D-17R	689937

SCHEDULE OF COUNTRIES FOR PERMITTED LESSEES

Argentina
Australia	Thailand
Austria	Tobago
Bahamas	Trinidad
Belgium	United Kingdom
Brazil	Venezuela
Canada
Chile
Denmark
Egypt
Finland
France
Germany
Greece
Hungary
Iceland
India
Indonesia
Ireland
Italy
Japan
Luxembourg
Malaysia
Mexico
Malta
Morocco
Netherlands
New Zealand
Norway
Paraguay
People's Republic of China
Philippines
Portugal
Republic of China i(Taiwan)
Singapore
South Africa
South Korea
Spain
Sweden
Switzerland

CONFORMED COPY

ROUTE SECURITY AGREEMENT

between
NORTHWEST AIRLINES, INC.
and
THE CHASE MANHATTAN BANK,
as Collateral Agent

Dated as of October 23, 2001

Schedule I—Pledged Routes

ROUTE SECURITY AGREEMENT

        ROUTE SECURITY AGREEMENT, dated as of October 23, 2001 (as amended, modified or supplemented from time to time, the "Agreement"), between NORTHWEST AIRLINES, INC., a Minnesota corporation (the "Pledgor") and THE CHASE MANHATTAN BANK, as Collateral Agent (the "Collateral Agent"), for the benefit of the Lenders and the Agents under, and any other lender from time to time party to, the Credit Agreement herein referred to (such Lenders, Agents and the other lenders, if any, are hereinafter called the "Secured Creditors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as therein defined.

W I T N E S S E T H:

        WHEREAS, subject to and upon the terms and conditions set forth in the Credit Agreement, the Lenders have agreed to make available the Loans to the Pledgor provided for therein;

        WHEREAS, the Pledgor has requested certain amendments to the terms and conditions set forth in the Credit Agreement;

        WHEREAS, it is a condition precedent to the above-described amendments that the Pledgor shall have executed and delivered to the Collateral Agent this Agreement; and

        WHEREAS, the Pledgor desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

        NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

        Section 1.    Pledge.

        The Pledgor hereby pledges to the Collateral Agent and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of the following (the "Collateral"), to secure all of the Obligations:

  (i)
  all of the right, title and interest of the Pledgor in, to and under each and every Pledged Route, and all non-United States "slots" and take off and landing rights related thereto, now existing or hereafter arising from time to time; and

  (ii)
  all Proceeds of any and all of the foregoing.

        Section 2.    Obligations.

        This Agreement secures, and the Collateral is collateral security for, the Obligations.

        Section 3.    No Release.

        Nothing set forth in this Agreement shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor's part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on the Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor's part to be so performed or observed or impose any liability on the Collateral Agent or any Secured Creditor for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement, or in respect of the Collateral or made in connection herewith or therewith. This Section shall survive the termination of this Agreement and the discharge of the Pledgor's other obligations hereunder and under the Loan Documents.

1

        Section 4.    Representations, Warranties and Covenants.    The Pledgor represents, warrants and covenants as follows:

  (i)
  All filings, registrations and recordings necessary or reasonably requested by the Collateral Agent to create, preserve, protect and perfect the security interests granted by the Pledgor to the Collateral Agent hereby in respect of the Collateral have been accomplished by the Pledgor. The security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to this instrument in and to the Collateral constitute and hereafter will constitute a perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other Liens, except for Permitted Liens and subject to the Federal Aviation Act and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

  (ii)
  The Pledgor is, and as to Collateral acquired by it from time to time after the date hereof the Pledgor will be, the owner of all Collateral free from any Lien except for the Lien and security interest created by this Agreement, Permitted Liens and subject to the Federal Aviation Act. The Pledgor will, at or before the time it subjects any property to the Lien of this Agreement, cause evidence of its title to be duly recorded, filed or filed for recording, to the extent permitted or required under any applicable law, by the Pledgor as owner. Pledgor shall defend the Collateral against any and all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any Secured Creditor.

  (iii)
  There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on the date hereof, covering or purporting to cover any interest of any kind in the Collateral, and so long as the Credit Agreement has not been terminated or any of the Obligations remain, the Pledgor shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction), or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Pledgor and except as may be otherwise permitted by the Credit Agreement.

  (iv)
  The chief executive offices of the Pledgor as of the date of this Agreement are located at 2700 Lone Oak Parkway, Eagan, MN 55121. The Pledgor shall not, until it shall have given to the Collateral Agent not less than 45 days' prior written notice of its intention to do so, (i) move its chief executive office from the location referred to in the previous sentence or (ii) change its name, identity or corporate or other organizational structure (including jurisdiction of incorporation) to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading; and the Pledgor shall, in each case, provide such other information in connection therewith as the Collateral Agent may reasonably request and shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent on behalf of the Secured Creditors in the Collateral intended to be granted hereby.

  (v)
  Set forth on Schedule I is a true, correct and complete list of the Pledged Routes, including a copy of each certificate or order issued by the DOT and the applicable Foreign Aviation Authority representing such Pledged Routes. The Pledgor represents and warrants that it holds the requisite authority to operate over each of the Pledged Routes pursuant to the Federal Aviation Act and all rules and regulations promulgated thereunder, subject only to the regulations of the DOT, the FAA and the applicable Foreign Aviation Authority, and that it has, at all times after obtaining each such Pledged Route, complied in all material respects with all of the terms, conditions and limitations of each such certificate or order issued by

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    the DOT and the applicable Foreign Aviation Authority and with all applicable provisions of the Federal Aviation Act and applicable rules and regulations promulgated thereunder and that there exists no material violation of such terms, conditions or limitations that gives the FAA, DOT or the applicable Foreign Aviation Authority the right to terminate, cancel, withdraw or modify the rights of the Pledgor in any such Pledged Routes.

  (vi)
  The Pledgor is a Citizen of the United States and a Certified Air Carrier. All material licenses, permits, authorizations, certificates of compliance, certificates of public convenience and necessity and other certificates (including, without limitation, air carrier operating certificates and operations specifications issued by the FAA pursuant to 14 C. F. R. Part 121) which are required by the DOT or the FAA and which are adequate for the conduct of the business of the Pledgor are in force and duly issued to the Pledgor. There are no license fees owed on the Pledgor's DOT or FAA licenses, certificates or authorizations. The Pledgor is in compliance with all material requirements of the certificates and authorizations issued to it by the DOT or the FAA.

  (vii)
  The Pledgor has full corporate power and authority and legal right to pledge all of the Collateral pursuant to this Agreement.

  (viii)
  No consent of any other party (including, without limitation, stockholders or creditors of the Pledgor), and no consent, authorization, approval, or other action by, and (except in connection with the perfection of the Lien created hereby) no notice to or filing with, any Governmental Authority or other Person is required either (x) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (y) for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement; provided, however, that the transfer of Pledged Routes is subject to the consent of the DOT and may be subject to the consent of the applicable Foreign Aviation Authority as set forth in Section 10B below.

  (ix)
  All information set forth herein relating to the Collateral is accurate in all material respects as of the date hereof.

  (x)
  This Agreement is made with full recourse to the Pledgor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Pledgor contained herein, in the other Loan Documents, and otherwise in writing in connection herewith or therewith.

        Section 5.    Supplements, Further Assurances.    The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be required or that the Collateral Agent reasonably deems necessary, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

        Section 6.    Provisions Concerning Pledged Collateral.

  (i)
  Maintenance.    Except as otherwise provided in this Section 6(i), Pledgor will do or cause to be done all things necessary to preserve and keep in full force and effect its material rights in and to use its Pledged Routes. Without in any way limiting the foregoing, the Pledgor shall promptly take all such steps as may be necessary to obtain renewal of each such Pledged Route authority from the DOT and the applicable Foreign Aviation Authority, within a commercially reasonable time prior to the expiration of such authority, and shall take all such other steps as may be necessary to maintain, renew and obtain any and all takeoff and landing rights and schedules (collectively "Slots") as are necessary to the continued and future

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    operation of the Pledgor over the Pledged Routes, which are now allocated or as may hereafter be allocated by the governmental agency or authority charged with such allocation at each airport which serves as a point of origin or destination for each Pledged Route. The Pledgor shall further take all actions necessary or, in the reasonable judgment of Collateral Agent, advisable in order to maintain the Pledgor's material rights in and the Pledgor's right to use the Pledged Routes. Nothing in this provision shall be interpreted to prevent the Pledgor from modifying or discontinuing service on any of the Pledged Routes due to a determination made by the Pledgor that it is commercially reasonable not to maintain or otherwise perform such service on any of the Pledged Routes as specified above; provided, however, the Pledgor shall give the Collateral Agent thirty days' prior notice of any discontinuation or material modification of service on any Pledged Routes.

  (ii)
  Financing Statements.    The Pledgor shall sign and deliver to the Collateral Agent such financing and continuation statements, in form and substance acceptable to the Collateral Agent, as may from time to time be required or necessary to grant, continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein, and the other rights, as against third parties, provided hereby, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Pledgor shall pay any applicable filing fees and other expenses related to the filing of such financing and continuation statements. The Pledgor authorizes the Collateral Agent to file any such financing or continuation statements without the signature of the Pledgor where permitted by law.

  (iii)
  Compliance with Laws and Regulations.    The Pledgor shall promptly comply in all material respects with all laws, ordinances, orders, rules, regulations, and requirements of all Federal, state, municipal or other governmental or quasi-governmental authorities or bodies including, without limitation, Foreign Aviation Authorities, then having jurisdiction over the Collateral (or any part thereof) and/or the use thereof by the Pledgor, of every nature and kind (the "Requirements") including any of the same which relate to or require changes or requirements incident to or as the result of any use thereof or otherwise, and the Pledgor shall so comply, whether or not such Requirements shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto. Notwithstanding the foregoing, if the Pledgor contests a Requirement, it shall not be obligated to comply with such Requirement to the extent such non-compliance or deferral is consistent with law and does not have a materially adverse effect on the Collateral or the security interest therein.

  (iv)
  Notice of Laws.    The Pledgor agrees to give the Collateral Agent notice of any violations of any Requirement enacted, passed, promulgated, made, issued or adopted by any of the governmental departments or agencies or authorities hereinbefore mentioned affecting the Collateral or the Pledgor's use thereof, a copy of which is served upon or received by the Pledgor, or otherwise brought to the attention of the Pledgor, by mailing within thirty (30) business days after such service, receipt, or after the same otherwise comes to the attention of the Pledgor, a copy of each and every one thereof to the Collateral Agent. At the same time, the Pledgor will inform the Collateral Agent as to the work or steps which the Pledgor proposes to do or take in order to correct the violation. Notwithstanding the foregoing, however, if such work or step would require any alterations which would, in the Collateral Agent's reasonable opinion, reduce the value of the Collateral or change the general character or use of the Collateral, the Pledgor may, with the consent of the Collateral Agent, defer compliance therewith, as long as such deferral is consistent with applicable law in order that the Pledgor may, with the consent of the Collateral Agent, at the Pledgor's expense, contest or seek modification of or other relief with respect to such Requirements, but

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    nothing herein shall relieve the Pledgor of the duty and obligation, at the Pledgor's expense, to comply with such Requirements, or such Requirements as modified, whenever the Collateral Agent shall so direct.

        Section 7.    Collateral Agent Appointed Attorney-in-Fact.    The Pledgor hereby appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is coupled with an interest.

        Section 8.    Collateral Agent May Perform.    If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including, without limitation, the fees and expenses of its counsel, incurred in connection therewith, shall be payable by the Pledgor and shall be considered Obligations.

        Section 9.    The Collateral Agent.    It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement, acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 10 of the Credit Agreement.

        Section 10.    Events of Default, Remedies.

            A.    Events of Default.    It shall be an Event of Default hereunder if under the Credit Agreement an "Event of Default" (as such term is defined in such Agreement) shall occur.

            B.    Remedies; Obtaining the Collateral Upon Event of Default.    If any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent (acting at the direction and with the consent of the Required Lenders) may, at any time or from time to time during such Event of Default:

    (i)
    Declare the entire right, title and interest of the Pledgor in and to each Pledged Route vested, subject to the requirements imposed by the Federal Aviation Act and the DOT, in which event such rights, title and interest shall immediately vest in the Collateral Agent, in which case the Pledgor agrees to execute and deliver such deeds of conveyance, assignments and other documents or instruments (including any notices or applications to the DOT, FAA, applicable Foreign Aviation Authorities or any other governmental or regulatory authority having jurisdiction over any such Pledged Route or the use thereof) as shall be requested by the Collateral Agent in order to effectuate the transfer of such Pledged Routes, together with copies of the certificates or orders issued by the DOT and the Foreign Aviation Authorities representing same and any other rights of the Pledgor with respect thereto, to any designee or designees selected by the Collateral Agent and approved by the DOT, it being understood that, as of the date hereof, the DOT may approve transfers only to duly certificated U.S. citizen "air carriers"; it being further understood that the Pledgor's obligation to deliver such Collateral and such documents and instruments with respect thereto is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Pledgor of said obligations; and

    (ii)
    Sell or otherwise liquidate, or direct the Pledgor to sell or otherwise liquidate, any or all of the Collateral or any part thereof, subject to the requirements imposed by the Federal

5

      Aviation Act and the DOT and take possession of the proceeds of any such sale or liquidation.

            C.    Remedies; Disposition of the Collateral.    (i) The Collateral Agent may from time to time exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and to the extent not in violation of applicable law, including the Federal Aviation Act, and subject to the approval of the DOT or its successor or nominee, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in all relevant jurisdictions at the time of an Event of Default, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. To the extent not inconsistent with the Federal Aviation Act and the DOT requirements, the Collateral Agent or any other Secured Creditor may be the purchasers of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives, to the full extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

    (ii)
    Except as otherwise provided herein, the Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under law, and the Pledgor hereby further waives to the fullest extent permitted by applicable law: (a) all damages occasioned by such taking of possession; (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Pledgor.

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        Section 11.    Application of Proceeds.    (a) Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 10 of this Agreement shall be applied from time to time by the Collateral Agent:

    (i)
    first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (ii) and (iii) of the definition of Obligations;

    (ii)
    second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors, with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

    (iii)
    third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 15 hereof, to the Pledgor or as required by applicable law.

          (b)  For purposes of this Agreement "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Obligations and the denominator of which is the then outstanding amount of all Obligations.

          (c)  If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Secured Creditors, with each Secured Creditor whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Creditor and the denominator of which is the unpaid Obligations of all Secured Creditors entitled to such distribution.

          (d)  It is understood that the Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i) and (ii) of Section 11(a).

        Section 12.    No Waiver; Discontinuance of Proceeding.    (a) Each and every right, power and remedy hereby specifically given to the Collateral Agent or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Agreement or the other Loan Documents now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any default or Event of Default or an acquiescence therein. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

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          (b)  In the event the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Pledgor, the Collateral Agent and each holder of any of the Obligations shall to the extent permitted by applicable law be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

        Section 13.    Indemnification.    (a) The Pledgor agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 13 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 13 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage); provided that no Indemnittee shall be indemnified pursuant to this Section 13(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Pledgor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Pledgor of any such assertion of which such Indemnitee has knowledge.

          (b)  Without limiting the application of Section 13(a), the Pledgor agrees to pay, or reimburse the Collateral Agent for, any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          (c)  If and to the extent that the obligations of the Pledgor under this Section 13 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          (d)  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Pledgor contained in this Section 13 shall continue in full force and effect notwithstanding the payment of all of the Loans issued under the Credit Agreement and the payment of all other Obligations thereunder and notwithstanding the discharge thereof.

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        Section 14.    Amendments, etc.    This Agreement may not be amended, modified or waived except with the written consent of the Pledgor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 11.1 of the Credit Agreement, all of the Lenders). Any amendment, modification or supplement of or to any provision of this Agreement, any termination or waiver of any provision of this Agreement and any consent to any departure by the Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. No notice to or demand upon the Pledgor in any instance hereunder shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

        Section 15.    Termination; Release.    (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein shall survive) and the Collateral Agent, at the request and expense of the Pledgor, will promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of its Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents shall have been indefeasibly paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding.

          (b)  In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement or this Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 11.1 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral of the Pledgor as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

          (c)  At any time that the Pledgor desires that Collateral be released as provided in the foregoing Section 15(a) or (b), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer or another authorized senior officer stating that the release of the respective Collateral is permitted pursuant to Section 15(a) or (b). If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Pledgor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 15.

        Section 16.    Definitions.    The following terms shall have the following meanings. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

        "Agreement" has the meaning provided in the preamble hereto.

        "Certificated Air Carrier" shall mean a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

        "Citizen of the United States" shall have the meaning provided in Section 40102(a)(15) of Title 49 of the United States Code.

        "Collateral" has the meaning provided in Section 1 hereof.

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        "Credit Agreement" shall mean the Credit and Guarantee Agreement, dated as of October 24, 2000, among Northwest Airlines Corporation, Northwest Airlines Holdings Corporation, NWA Inc., the Pledgor, the lenders and agents from time to time party thereto and The Chase Manhattan Bank, as administrative agent, as amended, modified and/or supplemented from time to time.

        "DOT" shall mean the United States Department of Transportation.

        "Event of Default" has the meaning provided in Section 10.A hereof.

        "FAA" means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

        "Federal Aviation Act" shall mean the Federal Aviation Act of 1958, as amended and recodified in Title 49, United States Code, or any similar legislation of the United States to supersede, amend or supplement such Act and the rules and regulations promulgated thereunder.

        "Foreign Aviation Authority" shall mean the foreign governmental agency which exercises jurisdiction over the issuance or authorization of the foreign terminus of each of the Pledged Routes.

        "Governmental Authority" shall mean any federal, state, local or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body located in the United States.

        "Indemnitee" shall have the meaning provided in Section 13 hereof.

        "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Pledgor to any Agent or Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, the Credit Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or Lender that are required to be paid by the Pledgor pursuant hereto) or otherwise; (ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs..

        "Pledged Routes" shall mean the route authorities identified as such on Schedule I.

        "Pledgor" has the meaning provided in the preamble hereto.

        "Proceeds" shall have the meaning assigned that term under the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law and, in any event, shall include, but not be limited to, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Agent or to the Pledgor or any Affiliate of the Pledgor from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever), made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of the

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Collateral, (iv) products of the Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Collateral.

        "Pro Rata Share" has the meaning provided in Section 11(b) hereof.

        "Requirements" has the meaning provided in Section 6(iii) hereof.

        "Secured Creditors" has the meaning provided in the preamble hereto.

        "Slots" has the meaning provided in Section 6(i) hereof.

        "Termination Date" has the meaning provided in Section 15 hereof.

        "Uniform Commercial Code" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

        Section 17.    Notices.    Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and shall be delivered, mailed, telegraphed, telexed, facsimile transmitted or cabled, addressed:

          (a)  if to the Pledgor, at its address set forth opposite its signature below; and

          (b)  if to the Collateral Agent, to its office at:

      One Chase Manhattan Plaza
      Loan and Agency Services Group
      8th Floor
      New York, New York 10081
      Telecopy: (212) 552-5650
      Attention: Jesus Sang

      with a copy to:

      Matthew Massie
      Aerospace Group
      270 Park Avenue
      38th Floor
      New York, New York 10017
      Telecopy (212) 270-5100

          (c)  if to any Lender, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Lender shall have specified in the Credit Agreement;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. All such notices and communications shall, when mailed, telegraphed, telexed, facsimile transmitted or cabled or sent by overnight courier, be effective on the third Business Day following deposit in the U.S. mails, certified, return receipt requested, when delivered to the telegraph company, cable company or on the day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent.

        Section 18.    Continuing Security Interest; Transfer of Notes.    This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full in cash of all Obligations, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Creditor and each of their respective successors,

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transferees and assigns; no other persons (including, without limitation, any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (iii) and subject to the provisions of the Credit Agreement, any Secured Creditor may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Creditor herein or otherwise, subject, however, to the provisions of the Credit Agreement.

        Section 19.    Governing Law.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

        Section 20.    Consent to Jurisdiction and Service of Process.    All judicial proceedings brought against the Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement, the Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Pledgor designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by the Pledgor irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Pledgor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Pledgor at the address set forth on the signature page of this Agreement, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Pledgor refuses to accept service, the Pledgor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Collateral Agent to bring proceedings against the Pledgor in the courts of any other jurisdiction.

        Section 21.    Security Interest Absolute.    The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor, except to the extent that the enforceability thereof may be limited by any such event; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Loan Document, except as specifically set forth in a waiver granted pursuant to Section 14; (c) any amendment to or modification of any Loan Document or any security for any of the Obligations, whether or not the Pledgor shall have notice or knowledge of any of the foregoing, except as specifically set forth in an amendment or modification executed pursuant to Section 14; (d) any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto; or (e) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

        Section 22.    Severability of Provisions.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        Section 23.    Headings.    Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

        Section 24.    Execution in Counterparts.    This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an

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original, and all of which counterparts, taken together, shall constitute one and the same Agreement. A set of the counterparts executed by all the parties hereto shall be lodged with the Pledgor and the Collateral Agent.

        Section 25.    Successors and Assigns.    This Agreement shall be binding upon the Pledgor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each Secured Creditor and their respective successors and assigns; provided that the Pledgor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Loan Documents regardless of any investigation made by the Secured Creditors or on their behalf.

        Section 26.    The Pledgor's Duties.    It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgor under or with respect to any Collateral.

        Section 27.    Limited Obligations.    It is the desire and intent of the Pledgor, the Collateral Agent and the Secured Creditors that this Agreement shall be enforced against the Pledgor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of the Pledgor under this Agreement shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers, which laws would determine the solvency of the Pledgor by reference to the full amount of the Obligations at the time of the execution and delivery of this Agreement), then the amount of the Obligations of the Pledgor shall be deemed to be reduced and the Pledgor shall pay the maximum amount of the Obligations which would be permissible under the applicable law.

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        IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NORTHWEST AIRLINES, INC.
By:	/s/ DANIEL B. MATTHEWS Name: Daniel B. Matthews Title: Senior Vice President & Treasurer
Notice Address:
Northwest Airlines, Inc. 2700 Lone Oak Parkway Eagan, Minnesota 55121
Attention: General Counsel
THE CHASE MANHATTAN BANK, as Collateral Agent
By:	/s/ MATTHEW H. MASSIE Name: Matthew H. Massie Title: Senior Vice President & Treasurer Title: Managing Director

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SCHEDULE I

Schedule of Pledged Routes

Route to be Pledged	Certificate or Exemption Authority	Route Number of Certificate Containing Authority	Issued by DOT/CAB Order	Current Expiration Date
U.S.—Japan and beyond with open intermediates	Certificate	Route 129	Order 98-6-22	6/19/2003
U.S.—China (any U.S. gateways to named points in China, via Japan)	Certificate	Route 378	Order 99-2-8	2/11/2004
*Pursuant to NOAT dated 6/30/99 (expiring 6/30/01), Routes 129 and 378 have been integrated.
Detroit-Beijing added as Segment 2			Order 96-10-44	12/5/2001
U.S.—China 9 weekly roundtrip frequencies	Frequency Allocation		Order 97-1-13	Renewed indefinitely by Notice of Action Taken ("NOAT") 11/13/98
U.S.—China 6 weekly roundtrip frequencies (4 effective 8/9/99; 2 effective 4/1/00)	Frequency Allocation		Order 99-8-9	None
U.S.—Thailand 4 weekly roundtrip all-cargo frequencies	Frequency Allocation		NOAT 9/4/98 Docket OST-97-2755	9/4/00 (subject to automatic renewal)
U.S.—Philippines 14 weekly roundtrip combination frequencies	Frequency Allocation		NOAT 9/21/98 Docket OST-96-1615	9/21/00 (subject to automatic renewal)
U.S.—Philippines 3 weekly roundtrip all-cargo frequencies	Frequency Allocation		NOAT 9/21/98 Docket OST-98-4267	9/21/00 (subject to automatic renewal)
U.S.—Philippines 3 weekly roundtrip combination frequencies	Frequency Allocation		NOAT 9/30/99 Docket OST-98-4557	9/30/00 (subject to automatic renewal)
U.S.—Philippines 1 weekly roundtrip combination frequency	Frequency Allocation		NOAT 9/30/99 Docket OST-99-6228	9/30/00 (subject to automatic renewal)
U.S.—Philippines 3 weekly roundtrip combination frequencies	Frequency Allocation		NOAT 9/9/00 Docket OST-2000-7892	9/30/00 (subject to automatic renewal)

U.S.—Hong Kong Gateway	Designation	Order 97-7-25	None

        All airport slots necessary to operate service on the foregoing routes in essentially the same manner which applies to the Borrower's operation as of the closing date.

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  Exhibit 10.13
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AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
DEFINITIONS RELATING TO THE AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF AIRCRAFT MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO.
DESCRIPTION OF AIRFRAME AND ENGINES AIRFRAME
SCHEDULE OF AIRFRAMES AS PART OF THE COLLATERAL
SCHEDULE OF ENGINES AS PART OF THE COLLATERAL
SCHEDULE OF COUNTRIES FOR PERMITTED LESSEES
ROUTE SECURITY AGREEMENT
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ROUTE SECURITY AGREEMENT